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                                                                   Exhibit 10.4

                               CISCO SYSTEMS, INC.
                           SERVICE PROVIDER AGREEMENT

This Service Provider Agreement (the "Agreement") by and between Cisco Systems, Inc. ("Cisco"), a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California, 95134, and Cogent Communications, Inc. ("Service Provider"), a Delaware corporation having its principal place of business at 1015 31st Street NW, Washington, DC 20007, is entered into as of the date last written below ("the Effective Date").

This Agreement consists of this signature page and the following attachments, which are incorporated in this Agreement by this reference:

1.       Service Provider Agreement Terms and Conditions
2.       EXHIBIT A:            Service Provider Territory
3.       EXHIBIT B:            Discount Schedule
4.       EXHIBIT C:            Support
5.       EXHIBIT S:            Software License Agreement
6.       EXHIBIT T:            Initial Order
7.       EXHIBIT U:            Terms and Conditions for the Cerent 454 Product

This Agreement is the complete agreement between the parties hereto concerning the subject matter of this Agreement and replaces any prior oral or written communications between the parties. There are no conditions, understandings, agreements, representations, or warranties, expressed or implied, which are not specified herein. This Agreement may only be modified by a written document executed by the parties hereto. Any orders accepted or Products delivered by Cisco after the date this Agreement is signed by Service Provider but before the Effective Date, shall upon the Effective Date be deemed covered by the provisions of this Agreement, except for any deviations in price.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed. Each party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.

COGENT COMMUNICATIONS, INC.                 CISCO SYSTEMS, INC. ("CISCO")
("SERVICE PROVIDER")

/s/ David Schaeffer                         /s/ Rick Timmins
--------------------------------------      ------------------------------------
Authorized Signature                        Authorized Signature

David Schaeffer                             Rick Timmins
--------------------------------------      ------------------------------------
Name                                        Name

March 2, 2000                               March 15, 2000
--------------------------------------      ------------------------------------
Date                                        Date


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                           SERVICE PROVIDER AGREEMENT
                              TERMS AND CONDITIONS


1.       DEFINITIONS.

         CISCO CONNECTION ONLINE ("CCO") is Cisco's suite of on-line services and information.

         DOCUMENTATION is the Cisco documentation, including information, data, designs and drawings, in written or electronic form or otherwise, including all documentation published by Cisco which sets forth Specifications or operations and maintenance procedures for the Products, made available to Service Provider under this Agreement.

         END USER is the entity to which Service Provider sells or leases Hardware and/or distributes Software for such entity's own internal use in conjunction with Service Provider's Network Services or to which Service Provider provides telecommunications services through use of the Products.

         HARDWARE is the tangible product and components supplied by Cisco hereunder and such other telecommunications equipment as Cisco may hereafter manufacture, or have manufactured, and make available to its customers.

         INITIAL ORDER is the first purchase order for Products to be delivered hereunder (including prices and delivery schedule) which Initial Order is set forth in Exhibit T hereto.

         NETWORK SERVICES are the services offered by Service Provider which may include the following: access to the Internet, data transmission services using Internet Protocol and other telecommunications services.

         PRICE LIST is Cisco's published global price list.

         PRODUCT is Hardware, Software and/or Documentation.

         PURCHASE ORDER is a written or electronic order from Service Provider to Cisco for Hardware, Software or services to be purchased, licensed or otherwise made available under this Agreement.

         SOFTWARE is the machine readable (object code) version of the computer programs listed from time to time on the Price List and made available by Cisco for license by Service Provider, and any copies, updates to, or upgrades thereof.

         SPECIFICATIONS are the published specifications and performance standards of the Products.

         TERRITORY is comprised of those regions or countries listed on Exhibit
         A.

         Unless the context otherwise requires, the terms defined in this
         Article 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the construction, meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to include the neuter, masculine and feminine genders wherever necessary or appropriate.

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2.       SCOPE, PREFERRED SUPPLIER; VOLUME PURCHASE COMMITMENT AND CONDITIONS
         PRECEDENT.

2.1      SCOPE.

         2.1.1 Service Provider shall have the right to purchase or license, and Cisco shall be obligated, as ordered by Service Provider, during the term, to sell Hardware and/or license Software subject to the terms and conditions of this Agreement and to sell services subject to the Provisioned Network Services Agreement to be negotiated between the parties pursuant to
                  Section 15.1.

2.2      SERVICE PROVIDER'S INTERNAL BUSINESS USE.

         2.2.1 Service Provider may purchase the Products listed in Cisco's then-current Price List, less the applicable discounts specified in Exhibit B of this Agreement, or if applicable, at the price specified in Exhibit B of this Agreement, for its internal business use in the Territory.

2.3      NETWORK SERVICES PROVISIONING AND COMMERCIAL RESALE.

         2.3.1 Cisco grants Service Provider a non-exclusive, nontransferable right to purchase the Hardware and license the Software for use in the Territory in creating and providing Network Services to End Users. Service Provider may resell or lease Hardware and distribute Software subject to Exhibit S to End Users who purchase Network Services, provided that the Products are used primarily in connection with access to Network Services, provided further that Service Provider shall indicate on its Purchase Order any Product units which are to be resold or licensed as applicable to third parties and shall report such sales or licenses as required in this Agreement. Notwithstanding the above, the Service Provider may resell used Hardware to a third party in the event that the Cisco sponsored product trade-in and/or technology migration programs do not provide an acceptable alternative for the Service Provider in Service Provider's sole discretion. In addition, Service Provider may transfer Software associated with such Hardware subject to Service Provider's notice to Cisco of such transfer; the agreement by the transferee that it agrees to comply with the applicable license provisions; and compliance with Cisco's then-current software license transfer requirements.

         2.3.2 Service Provider certifies that it is acquiring the Products for the purpose of providing Network Services and incidental commercial resale, as set forth in this Agreement, and that Service Provider intends, generally, to use the Products to provide Network Services to End Users.

         2.3.3 Service Provider will not distribute the Products to third parties, including resellers, other than for use in conjunction with Network Services.

         2.3.4 Cisco does not accept any flowdown provisions, including United States Government Federal Acquisition Regulations ("FARs"), Defense FARs, or NASA FARs, notwithstanding existence of such provisions on Service Provider's Purchase Orders or supplementary documentation or Cisco's acceptance of such Purchase Orders or documentation.

         2.3.5 United States Government General Services Administration ("GSA"), California Multiple Award Schedule ("CMAS"), and other schedule contracts: This Agreement shall not be construed by Service Provider as a representation that Cisco will furnish supplies needed by Service Provider to fulfill any of Service Provider's GSA, CMAS, or similar contract obligations under any schedule contract.

2.4      PREFERRED SUPPLIER; VOLUME COMMITMENTS

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         2.4.1    For the Term of this Agreement, Service Provider agrees that, so long as Cisco is not in default under this Agreement, at least 80% of Service Provider's long haul WDMA equipment, long haul routers and in-building routers and at least 50% of its metro WDMA equipment shall be Cisco Hardware; provided, however, that notwithstanding such preferred supplier arrangement, Service Provider may purchase from persons other than Cisco any product (whether hardware or software) having a material functionality or feature which is not available from Cisco, unless Cisco can provide such functionality or feature at a comparable price through another reasonable solution and such purchases shall not be counted in the calculation of the percentages set forth in this Section 2.4.1.

         2.4.2 Except as provided in Section 2.4.3, contemporaneously with the execution of this Agreement, a binding Purchase Order similar in form and substance to Exhibit T, Initial Order shall be issued by the Service Provider. Service Provider is committed to acquiring the Products set out in the Initial Order. Including the Initial Order, Service Provider shall issue Purchase Orders for at least the following amounts of
                  Products: Year 1 following the Effective Date [*];
                  Year 2 following the Effective Date [*]; Year 3
                  following the Effective Date [*]; and, Year 4 following the Effective Date [*]. In the event Service Provider does not issue Purchase Orders in sufficient amounts to equal the commitments set forth above, Service Provider shall, within ninety (90) days following the date at which the commitment has not been met, issue a Purchase Order equal to the shortfall. In the event Service Provider does not issue Purchase Orders in sufficient amounts within that ninety (90) day time period, Cisco shall issue an invoice to Service Provider equal to the difference between the commitment amount and the net dollar value of the Products purchased in the applicable year plus ninety (90) days. If Service Provider exceeds its minimum commitment in any year, Service Provider's commitment in the subsequent year(s) shall be reduced by an amount equivalent to the excess.

         2.4.3 If Cisco Systems Capital Corporation is in breach of its obligations under the loan agreement, as contemplated in
                  Section 2.5.1, Service Provider shall not be obligated to purchase the amounts of Products set forth in Section 2.4.2.

2.5      CONDITIONS PRECEDENT.

         2.5.1 The parties hereto acknowledge that this Agreement and Service Provider's obligations hereunder are conditional upon Service Provider entering into an agreement for financing of the purchase price for Products, training and services purchased hereunder in accordance with a loan agreement with Cisco Systems Capital Corporation. Notwithstanding anything to the contrary contained in this Agreement, if for any reason whatsoever, a loan agreement is not entered into on or before March 15, 2000, Service Provider shall have the option to terminate this Agreement in whole, in which event this Agreement shall be null and void and neither party shall have any rights or obligations under the terms hereof.

3.       MULTINATIONAL DEPLOYMENT POLICY.

3.1 Unless mutually agreed in writing by the parties, Service Provider shall procure equipment for deployment outside of the United States only in accordance with Cisco's then-current multinational deployment policies and procedures.

4.       PRICES.

4.1 The prices for Products being purchased as part of the Initial Order are set forth in Exhibit T. Prices for Products purchase other than as a part of the Initial Order shall be those specified in Cisco's then-current Price List less the applicable discounts specified in Exhibit B of this Agreement. All prices are F.O.B. (for international shipments, FCA per INCOTERMS 2000) Cisco's San Jose site. Except for the prices

[*] Indicates confidential treatment requested.



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         specifically set forth in Exhibit B and Exhibit T, which prices shall be effective for the term of the Agreement, Cisco may change prices for the Products at any time by issuance of a revised Price List (including via electronic posting) or other announcement of price change. Purchase Orders received before the date of the announcement of price changes, and those received within thirty (30) days thereafter which specify a delivery date within ninety (90) days of the date of announcement, will be invoiced to Service Provider without regard to the price change, provided however, price decreases will be effective for all Purchase Orders accepted by Cisco after the date of issuance or announcement of revised prices.

4.2 Service Provider is free to determine its resale prices unilaterally. Service Provider understands that neither Cisco nor any employee or representative of Cisco may give any special treatment (favorable or unfavorable) to Service Provider as a result of Service Provider's selection of resale prices. No employee or representative of Cisco or anyone else has any authority to determine what Service Provider's resale prices for the Products must be or to inhibit in any way Service Provider's pricing discretion with respect to the Products.

4.3 All stated prices are exclusive of any taxes, fees and duties or other amounts, however designated, and including value added and withholding taxes which are levied or based upon such charges, or upon this Agreement. Any taxes related to Products purchased or licensed pursuant to this Agreement shall be paid by Service Provider or Service Provider shall present an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice, to the extent possible.


5.       ORDERS.

5.1 Service Provider shall purchase Products by issuing a written or electronic Purchase Order signed (or sent in the case of an electronic Purchase Order) by an authorized representative, indicating specific Products, quantity, price, total purchase price, shipping instructions, requested delivery dates, bill-to and ship-to addresses, tax exempt certifications, if applicable, and any other special instructions. Any contingencies contained on such Purchase Order are not binding upon Cisco. The terms and conditions of this Agreement prevail regardless of any conflicting terms on the Purchase Order or other correspondence. All Purchase Orders are subject to approval and acceptance by the Cisco customer service order administration office of the Cisco entity which shall supply the Products and no other office is authorized to accept Purchase Orders on behalf of Cisco. Cisco shall use commercially reasonable efforts to provide information regarding acceptance or rejection of such Purchase Orders within ten (10) days from receipt thereof or within three (3) business days where orders are placed under CCO. Cisco shall not withhold acceptance of any order which meets Cisco's then-current lead times, is a valid configuration of the Products and which is otherwise consistent with the terms and conditions of this Agreement.

5.2 Service Provider has the right to defer Product shipment for no more than thirty (30) days from the scheduled shipping date, provided written notice is received by Cisco at least ten (10) days before the originally scheduled shipping date. Canceled orders, rescheduled deliveries or Product configuration changes made by Service Provider within ten (10) days of the original shipping date will be subject to
         (a) acceptance by Cisco, and (b) a charge of eight percent (8%) of the total invoice amount. Cisco reserves the right to reschedule delivery in cases of configuration changes made within ten (10) days of scheduled shipment. For any Purchase Orders, excluding the Initial Order, Service Provider may cancel such Purchase Order, without payment of a cancellation charge, in the event Cisco has not shipped the Products listed on such Purchase Order within ninety (90) days following the original scheduled shipping date.

5.3 During the term of this Agreement, Cisco may make the Products that are to be supplied outside the United States available for order in and delivery from an alternate central location and/or a Cisco affiliate, if it chooses. In the event that Cisco does so, Service Provider will order the Products according to the procedures set forth at the time such delivery becomes available, which procedures shall be substantially similar to the procedures set forth herein to the extent reasonably possible. At such time, orders in



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         conformance with Cisco's policies will be shipped according to the availability and expedited leadtimes described in the procedures. Cisco shall have the right to change delivery terms and include additional charges, if any, at the time such alternate order and delivery process is implemented by Cisco.

6.       SHIPPING AND DELIVERY.

6.1 Shipping dates will be established by Cisco upon acceptance of Purchase Orders from Service Provider. Shipping dates will be assigned as close as practicable to the Service Provider's requested date, but shall be no later than Cisco's then current lead times for the Products. Cisco shall use commercially reasonable efforts to notify Service Provider, including by electronic posting on CCO, of the actual scheduled shipping date within ten (10) working days after receipt of the applicable Purchase Order. Unless given written instruction by Service Provider, Cisco shall select the carrier. Service Provider shall have the right to discuss with Cisco shipping costs, methods and arrangements with respect to the transportation costs if Service Provider in good faith believes there is a more economical method to transport the Products (which method shall not have any impact upon delivery schedules) and the effect of which will be to reduce the costs to Service Provider. In the event that such more cost efficient means of shipping to the final destination are available with no negative impact on the delivery schedules, Cisco shall abide by Service Provider's suggestions as to such alternative means, and the cost to Service Provider shall be reduced accordingly.

6.2 Shipping terms are FOB Origin (FCA per INCOTERMS 2000 for international shipments) at Cisco's site, San Jose, California. Title and risk of loss shall pass from Cisco to Service Provider upon delivery to the common carrier or Service Provider's representative at the FOB point. Delivery shall be deemed made upon transfer of possession to the carrier. Service Provider shall be responsible for all freight, handling and insurance charges. In no event shall Cisco have any liability in connection with shipment, nor shall the carrier be deemed to be an agent of Cisco. Cisco shall not be liable for damage or penalty for delay in delivery or for failure to give notice of any such delay.

6.3 For the Initial Order, all Products shall be shipped prior to August 1, 2000. If Cisco fails to ship substantially all of the Products comprising the Initial Order within thirty (30) days after the scheduled shipment date of such Products, and such lateness was not caused by failure of Service Provider to provide required information or other actions or omissions of Service Provider, Cisco shall be liable, in lieu of any and all other damages or remedies owed to Service Provider, for liquidated damages in the form of a credit against future orders in the amount of [*] per week for each full week by which shipment is delayed up to a maximum of six (6) weeks. Such credit shall be Service Provider's sole remedy in case of delayed delivery. In the event of any delay in shipment of Products, Cisco agrees to include Service Provider in any prioritization program for deliveries as established in Cisco's discretion and shall treat Service Provider no less favorably than any other customer pursuant to such prioritization program guidelines.

7.       PAYMENT.

7.1 Payment terms shall be net thirty (30) days from shipping date. For the Initial Order only, if Service Provider pays such portion of the invoice as relates to Pirelli Hardware, as described in Exhibit B, within ten (10) days from shipping date, notwithstanding anything else in this Agreement, Cisco shall credit Service Provider's account by one half of one percent (1/2%) of the net invoice price for such Pirelli Hardware. If such payment is not received within ten (10) days solely because of a delinquency of Cisco Systems Capital Corporation, notwithstanding such lateness, Service Provider shall be entitled to receive the credit set forth in this Section. Such credits may be used against future purchases of Hardware All payments shall be made in U.S. currency. If at any time Service Provider is delinquent in the payment of any invoice, provided such delinquency is not caused by Cisco Systems Capital Corporation or is otherwise in breach of this Agreement, Cisco may, in its discretion, and without prejudice to its other rights, withhold shipment (including partial shipments) of any order or may, at its option, require Service Provider to prepay for further shipments. Any sum not paid by Service Provider when due shall bear interest until paid

[*] Indicates confidential treatment requested.


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         at a rate of 1.5% per month (18% per annum) or the maximum rate permitted by law, whichever is less. Service Provider grants Cisco a security interest in Products purchased under this Agreement to secure payment for those Products purchased. If requested by Cisco, Service Provider agrees to execute financing statements to perfect this security interest. Such security interest shall be immediately removed upon receipt of payment in full from Service Provider or any entity providing financing to Service Provider for Products shipped to Service Provider.

8.       SERVICE PROVIDER PRODUCT OBLIGATIONS.

8.1      At Service Provider's sole expense, Service Provider shall:

         8.1.1 have the appropriate Service Provider technical support personnel participate in and successfully complete Cisco's "Introduction To Cisco" training course per an initial training plan which shall be mutually agreed to by the parties;

         8.1.2 maintain trained support personnel as mutually agreed from time to time based on Cisco's standard Service Provider policy;

         8.1.3 keep Cisco informed as to any problems which involve Cisco Products and technologies and require Cisco's support or impact Service Provider's ability to deliver service or solutions to the End Users, and to communicate such problems promptly to Cisco;

         8.1.4 participate in quarterly business meetings with Cisco to review the progress of the relationship and Service Provider's achievement as related to commitments such as, but not limited to, volume purchases, training and certification, support, and reporting;

         8.1.5 appoint an account/relationship manager whose primary responsibility will be to work with the designated Cisco account/relationship manager to manage the implementation of the Agreement, act as the focal point for day-to-day account issues and problem escalations, and participate in Cisco partner-related activities.

9.       PROPRIETARY RIGHTS AND SOFTWARE LICENSING.

9.1 Subject to the terms and conditions of this Agreement, Cisco grants to Service Provider a non-exclusive, perpetual (subject to the terms of this Section 9.1) license (a) to use the Software for Service Provider's internal business use, and to create and provide Network Services to End Users in the Territory under the terms of Part (i) of Exhibit S, (b) during the term of this Agreement, to market and distribute the Software, solely as permitted in Section 2 of this Agreement, in the Territory. The license granted herein shall be for use of the Software in object code format only and, except to the extent required to provide Network Services to End User, solely as provided in Part (i) of Exhibit S. Service Provider may not sublicense to any person or entity (including its affiliates) its rights to distribute the Software. This license is royalty-free for the Software received as part of the Initial Order. To the extent any subsequent Software shall be subject to a royalty, Cisco shall notify Service Provider of such (including the amount of such royalties) prior to accepting any Order from the Service Provider for such Software. This license is effective until terminated. Service Provider may terminate this license at any time by destroying all copies of Software, including any Documentation. This license will terminate (a) immediately, without notice from Cisco, if Service Provider fails to take steps to cure a material breach of any provision of this license within twenty (20) days of Service Provider having actual knowledge of such breach, or (b) immediately, following written notice thereof from Cisco of a material breach of this license, if Service Provider fails to take steps to remedy such breach within twenty (20) days of such notice, or (c) if such breach is not remedied within thirty (30) days of either Service Provider becoming aware of such breach or of notice from Cisco of such breach, whichever is earlier. Upon termination, Service Provider must destroy all copies of the Software.


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9.2      Service Provider shall provide a copy of the Software License Agreement
         (inclusive of Parts (i) and (ii)) (a copy of which is attached hereto as Exhibit S) to each End User of the Software prior to installation of the Software. Service Provider agrees to notify Cisco promptly of any known breach of the Software License Agreement by a third party, including a customer or End-User of Service Provider, and further agrees that it will, at Cisco's expense, assist Cisco to diligently pursue, an action against any third parties in breach of the license.

10.      LIMITED WARRANTY.

10.1 Hardware. Unless otherwise provided for elsewhere in this Agreement, Cisco warrants that for a period of ninety (90) days from the date of shipment from Cisco that the Hardware (and for a period of five (5) years from the date of shipment from Cisco that the Hardware identified as Pirelli Hardware in Exhibit B) will be free from defects in material and workmanship under normal use. This limited warranty extends only to Service Provider as original purchaser. Service Provider's sole and exclusive remedy and the entire liability of Cisco and its suppliers under this limited warranty will be, at Cisco's or its service center's option, shipment of an advance replacement within five (5) working days at Cisco's expense, or a refund of the purchase price if the Hardware is returned to the party supplying it to Service Provider, if different than Cisco, freight and insurance prepaid. Cisco replacement parts used in Hardware repair may be new or equivalent to new. All articles must be returned in accordance with Cisco's then-current Return Material Authorization (RMA) procedure.

10.2 Software. Unless otherwise provided elsewhere in this Agreement, Cisco warrants that for a period of ninety (90) days from the date of shipment from Cisco: (a) the media on which the Software is furnished will be free of defects in materials and workmanship under normal use; and (b) the Software shall substantially conform in all material respects to its published Specifications; provided, however, that no revised Specifications with respect to any Software previously delivered to Service Provider which are published subsequent to such delivery shall reduce, diminish or otherwise adversely impact the original Specifications for such Software. Except for the foregoing, the Software is provided AS IS. This limited warranty extends only to Service Provider as the original licensee. Service Provider's sole and exclusive remedy and the entire liability of Cisco and its suppliers under this limited warranty will be, at Cisco or its service center's option, repair or replacement of the Software, or, after all commercially reasonable steps to repair or replace have been taken, refund of the fees paid for the Software, if reported (or, upon request, returned) to the party supplying the Software to Service Provider, if different than Cisco. In no event does Cisco warrant that the Software is error free or that Service Provider will be able to operate the Software without problems or interruptions.

10.3 SERVICE PROVIDER SHALL NOT MAKE ANY WARRANTY COMMITMENT, WHETHER WRITTEN OR ORAL, ON CISCO'S BEHALF.

10.4 Cisco represents that Products which it has designated as "Year 2000 Compliant" (or Status Description "Green") as set forth in the "Compliance Table," (including accompanying Notes) located in Cisco's "Year 2000 Compliance" web pages beginning at http://www.cisco.com (the "Year 2000 Pages") are "Year 2000 Compliant," meaning that, as delivered to Service Provider:

         10.4.1 The Products accurately process data and time calculations before and during the years 1999 and 2000;

         10.4.2 All manipulation of time-related data yields the desired results for valid date values within the application domain;

         10.4.3 Date elements in those Products use four digit storage and indicate century to eliminate the chance for errors;


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         10.4.4   If a date element exists without a century indication, the correct century continues to be unambiguous and produces accurate results; and,

         10.4.5 Software accurately processes date and time data when used in conjunction with other Year 2000 compliant software products.

                  Should a Product that is so identified as "Year 2000 Compliant" not be Year 2000 Compliant or should Cisco otherwise breach the foregoing representation, Cisco will, as Service Provider's sole and exclusive remedy, repair or replace the Product so that it becomes Year 2000 Compliant or, if Cisco is unable to repair or replace the Product to make it Year 2000 Compliant, Cisco will refund the purchase price of the Product paid to Cisco by Service Provider as depreciated or amortized by an equal annual amount over the lifetime of the Product, as established by Cisco, provided that Service Provider returns the Product to Cisco as originally delivered by Cisco (except for normal wear and tear) and pursuant to Cisco's then-current RMA policy. The foregoing representation and remedy shall only apply to Products returned prior to January 31, 2001, or to Products returned before the Products are no longer supported pursuant to Cisco's standard support policies, whichever event first occurs. Service Provider acknowledges that: (i) the Internet URL address and the web pages referred to above may be updated by Cisco from time to time and (ii) each Product ordered will be subject to Cisco's then-current "Year 2000 Pages."

10.5 Restrictions. This warranty does not apply if the Product (a) has been altered, except by Cisco, (b) has not been installed, operated, repaired, or maintained in accordance with instructions supplied by Cisco, (c) has been subjected to abnormal physical or electrical stress, misuse, negligence, or accident, or (d) is used in ultrahazardous activities.

10.6 DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFIED IN THIS SECTION, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING ANY IMPLIED WARRANTIES OR CONDTIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, AGAINST INFRINGEMENT OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. This disclaimer and exclusion shall apply even if the express warranty set forth above fails of its essential purpose.

11.      TRADEMARK USAGE.

11.1 Service Provider is permitted to use the name, logo, trademarks, and other marks of Cisco (collectively, the "Marks") for all proper purposes in the sale of Cisco Products to End Users and the performance of Service Provider's duties hereunder only so long as this Agreement is in effect. Service Provider's use of such Marks shall be in accordance with Cisco's policies including trademark usage and advertising policies, and be subject to Cisco's approval. Service Provider agrees not to attach to any Products any trademarks, trade names, logos, or labels other than a label identifying the Service Provider, its location and its relationship to Cisco. Service Provider further agrees not to affix any Cisco Marks to products other than genuine Products.

11.2 Service Provider shall have no claim or right in the Marks, including trademarks, service marks, or trade names owned, used or claimed now or in the future by Cisco. Service Provider shall not make any claim to the Cisco Marks or lodge any filings with respect to such Marks or marks confusingly similar to the Marks, whether on behalf of Cisco or in its own name or interest, without the prior written consent of Cisco.

12.      CONFIDENTIAL INFORMATION.

12.1 "Confidential Information" to be disclosed by Service Provider under this Agreement is information regarding Service Provider's business, financial matters (including costs, profits and plans for future development, business plans, methods of operation and marketing concepts), network operations and technical plans and marketing and financial data. "Confidential Information" to be disclosed by Cisco under this Agreement is information regarding Cisco's hardware, software and service products, technical, financial and marketing data, and information posted on CCO. The party receiving the Confidential Information ("Receiving Party") may use the Confidential Information solely for the purpose of furtherance of the business relationship between the parties, as provided in this Agreement, and shall not disclose the Confidential Information to any third party, other than employees of the Receiving Party who have a need to have access to and knowledge of the Confidential Information, solely for the purpose authorized above. Each party shall take appropriate measures by instruction and agreement prior to disclosure to such employees to assure against unauthorized use or disclosure.

12.2 The Receiving Party shall have no obligation with respect to information which (i) was rightfully in possession of or known to the Receiving Party without any obligation of confidentiality prior to receiving it from the party disclosing the Confidential Information ("Disclosing Party"); (ii) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (iii) is rightfully obtained by the Receiving Party from a source other than the Disclosing Party without any obligation of confidentiality; (iv) is developed by or for the Receiving Party without use of the Confidential Information and such independent development can be shown by documentary evidence; (v) is disclosed by the Receiving Party pursuant to a valid order issued by a court or government agency, provided that the Receiving Party provides prompt prior written notice to the Disclosing Party of such obligation and the Disclosing Party has an opportunity to seek a protective order or other appropriate remedy that will permit the Receiving Party to avoid such disclosure and in the event such protective order or other remedy is not obtained, the Receiving Party shall only disclose that portion of the Confidential Information as it is obligated to disclose pursuant to such order, and will use all reasonable efforts to obtain assurances that Confidential treatment will be accorded to Confidential Information so disclosed.

12.3 Upon written demand by the Disclosing Party or upon termination of the Agreement, the Receiving Party shall: (i) cease using the Confidential Information, (ii) return the Confidential Information and all copies, notes or extracts thereof to the Disclosing Party within seven (7) days of receipt of demand or termination, and (iii) upon request of the Disclosing Party, certify in writing that the Receiving Party has complied with the obligations set forth in this paragraph. Notwithstanding the foregoing, the Receiving Party may retain sufficient Confidential Information, material or manuals covering Products to fulfill remaining orders and to service and operate the installed base of customers as mutually agreed upon by Cisco and Service Provider.

12.4 The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. The Disclosing Party acknowledges that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Confidential Information. Accordingly, nothing in this Agreement will be construed as a representation or agreement that the Receiving Party will not develop or have developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the Confidential Information provided that the Receiving Party does not violate any of its obligations under this Agreement in connection with such development. Further, either party shall be free to use for any purpose the residuals resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein, provided such Confidential Information is not expressly incorporated in a tangible form provided by the Disclosing Party. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals.

12.5 Each party shall retain all right, title and interest to such party's Confidential Information. No license under any trademark, patent or copyright, or application for same which are now or thereafter may be obtained by such party is either granted or implied by the conveying of Confidential Information. The Receiving Party shall not reverse-engineer, decompile, or disassemble any software disclosed to it and shall not remove, overprint or deface any notice of copyright, trademark, logo, legend, or other notices of ownership from any originals or copies of Confidential Information it obtains from the Disclosing Party. WITHOUT PREJUDICE TO THE EXPRESS WARRANTIES PROVIDED ELSEWHERE IN THIS AGREEMENT, CONFIDENTIAL INFORMATION IS PROVIDED "AS IS" WITH ALL FAULTS. IN NO EVENT SHALL THE DISCLOSING PARTY BE LIABLE FOR THE ACCURACY OR COMPLETENESS OF THE CONFIDENTIAL INFORMATION. None of the Confidential Information disclosed by the parties constitutes any representation, warranty, assurance, guarantee or inducement by either party to the other with respect to the infringement of trademarks, patents, copyrights; any right of privacy; or any rights of third persons.

12.6 Neither party shall disclose, advertise, or publish the terms and conditions of this Agreement, without the prior written consent of the other party. Any press release or publication regarding this Agreement is subject to prior review and written approval of the parties.

13.      PATENT AND COPYRIGHT INFRINGEMENT.

13.1 Cisco will have the obligation and right to defend any claim, suit or proceeding brought against Service Provider and to pay all litigation costs, reasonable attorneys' fees, settlement payments and any damages awarded in any final judgement arising from such claim, suit or proceeding so far as such claim, suit or proceeding is based on a claim that any Product supplied hereunder infringes a United States or Canada copyright or an existing United States or Canada patent or trademark or is manufactured by means of misappropriation of trade secrets. Cisco's obligation specified in this paragraph will be conditioned on Service Provider's notifying Cisco promptly in writing of the claim and giving Cisco full authority, information, and assistance for the defense and settlement of such suit, claim or proceeding and provided Cisco shall have sole control thereof. If such claim has occurred, or in Cisco's opinion is likely to occur, Service Provider agrees to permit Cisco, at its option and expense, either to: (a) procure for Service Provider the right to continue using the Product; (b) replace or modify the same so that it becomes non-infringing; or (c) if neither of the foregoing alternatives is commercially reasonably available, immediately terminate Cisco's obligations (and Service Provider's rights) under this Agreement with regard to such Products, and, if Service Provider returns such Products to Cisco refund to Service Provider (i) if the claim arises during the first two (2) years following shipment, the price originally paid by Service Provider to Cisco for such Product; or
         (ii) if the claim arises during the subsequent three (3) years following such two (2) year period, the price originally paid by Service Provider as depreciated or amortized by an equal annual amount over such three (3) year period.

13.2 Notwithstanding the foregoing, Cisco has no liability for, and Service Provider will indemnify Cisco against, any claim based upon: (a) the combination, operation, or use of any Product supplied hereunder with equipment, devices, or software not supplied by Cisco, but only to the extent that the claims arise from such combination usage; (b) alteration or modification of any Product supplied hereunder without the consent of Cisco; (c) Cisco's compliance with Service Provider's design, specification or instructions; or (d) services offered by Service Provider or revenue received by Service Provider for its services.

13.3 Notwithstanding any other provisions hereof, Cisco shall not be liable for any claim based on Service Provider's use of the Products as shipped after Cisco has informed Service Provider of modifications or changes in the Products required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Cisco's suggestions.

13.4 THE FOREGOING STATES THE ENTIRE OBLIGATION OF CISCO, AND THE EXCLUSIVE REMEDY OF SERVICE PROVIDER, WITH RESPECT TO INFRINGEMENT OF PROPRIETARY

         RIGHTS. THE FOREGOING IS GIVEN TO SERVICE PROVIDER SOLELY FOR ITS BENEFIT AND IN LIEU OF, AND CISCO DISCLAIMS, ALL WARRANTIES OF NON-INFRINGEMENT WITH RESPECT TO THE PRODUCTS.

14.      TERM AND TERMINATION.

14.1 This Agreement shall commence on the Effective Date and continue thereafter for a period of four (4) years . Without prejudice to either party's right to terminate this Agreement as set forth below. Cisco may by written notice to Service Provider given at least thirty (30) days prior to the end of the then-current term of the Agreement, extend the term of the Agreement for the period set forth in such notice, up to a maximum of one (1) year beyond the then-current expiration date. Any extension shall be on the same terms and conditions then in force except as may be mutually agreed in writing by the parties.

14.2 Cisco may, upon twenty (20) days written notice, terminate this Agreement in the event Service Provider enters into a binding agreement for acquisition or transfer of a controlling interest in Service Provider to a competitor of Cisco.

14.3 This Agreement may be terminated immediately by either party through written notice under any of the following conditions:

         14.3.1 Either party ceases to carry on business as a going concern, either party becomes the object of the institution of voluntary or involuntary proceedings (which involuntary proceedings continue unstayed for a period of 60 days) in bankruptcy or liquidation, or a receiver is appointed with respect to a substantial part of its assets.

         14.3.2 Either party breaches any of the material provisions of this Agreement and fails to remedy such breach within thirty (30) days after written notification by the other party of such breach.


14.4 Notwithstanding the foregoing, this Agreement may be terminated immediately by Cisco in the event of Service Provider's breach of
         Section 9, Proprietary Rights and Software Licensing, or by the Disclosing Party in the event of the Receiving Party's breach of
         Section 12, Confidential Information.

14.5 Upon termination of this Agreement, (a) Cisco reserves the right to cease all further deliveries due against existing orders unless Service Provider agrees to pay for such deliveries by certified or cashier's check prior to shipment, (b) all outstanding invoices immediately become due and payable by certified or cashier's check, and (c) subject to Section 25.8, all rights and licenses of Service Provider hereunder shall terminate except that Service Provider may continue to distribute, in accordance with normal business practices and the terms of this Agreement, Products shipped to it by Cisco prior to the date of termination.

14.6 Service Provider agrees in the event of termination of this Agreement for any reason, it shall have no rights to damages or indemnification of any nature related to such termination (but not limiting any claim for damages it might have on account of Cisco's breach of this Agreement, even if the breach gave rise to termination, such liability being governed by and subject to the limitations set forth elsewhere in this Agreement), specifically including no rights to damages or indemnification for commercial severance pay, whether by way of loss of future profits, expenditures for promotion of the Cisco Products, or other commitments in connection with the business and good will of Service Provider. Service Provider expressly waives and renounces any claim to compensation or indemnities for any termination of a business relationship


15.      SUPPORT.

15.1 Support shall be provided by Cisco as set forth in Exhibit C. The parties shall use commercially reasonable efforts to negotiate and execute within fifteen (15) days of the Effective Date a mutually acceptable amended Exhibit C. Until such amended Exhibit C is effective, the terms of Exhibit C set forth in this Agreement shall govern any support provided by Cisco. Service Provider shall provide support to End Users. Nothing in this Agreement shall be construed as prohibiting Cisco from providing support directly to any End User.

16.      AUDIT.

16.1 Service Provider shall keep full, true, and accurate records and accounts, in accordance with generally-accepted accounting principles, of each Product purchased and deployed or distributed, including information regarding Software usage and export. Service Provider shall make these records available for audit by Cisco upon fifteen (15) days prior written notice, during regular business hours at Service Provider`s principal place of business.

17.      REPORTING.

17.1 On a quarterly basis, Service Provider shall prepare and forward reports, including:

         17.1.1 a non-binding forecast for the subsequent four (4) month period;

         17.1.2 a Point of Installation (POI) report by country/by product/by quantity of Service Provider's monthly sales and deployments including all requested End User and Product information;

         17.1.3 an Inventory report including all reasonably requested information regarding Service Provider's ending inventory for the previous month;

         17.1.4 in case of resale, the customer name and location for the resale ("POS")

17.2 Additionally, Service Provider agrees to, within six (6) months of notification by Cisco of exact format and transmission medium, initiate enhanced electronic reporting of POI and Forecasting information. Such forecasting reporting will continue to be done on a monthly basis. POI reporting will be done on a quarterly basis.

17.3 Cisco shall have the right to verify the information in such reports and shall be provided with reasonable proof (shippers, invoices, etc.) confirming the information on request.

18.      EXPORT, RE-EXPORT, AND TRANSFER CONTROLS.

18.1 Service Provider hereby acknowledges that the Products and technology or direct products thereof (hereafter referred to as "Products and Technology"), supplied by Cisco hereunder are subject to export controls under the laws and regulations of the United States (U.S.). Service Provider shall comply with such laws and regulations and agrees not to export, re-export or transfer Products and technology without first obtaining all required U.S. Government authorizations or licenses. Cisco and Service Provider each agree to provide the other such information and assistance as may reasonably be required by the other in connection with securing such authorizations or licenses, and to take timely action to obtain all required support documents.

18.2 END-USE/USER: Service Provider hereby certifies that none of the Products and Technology supplied by Cisco to Service Provider hereunder will be exported, re-exported, or otherwise transferred by Service
         Provider:

         18.2.1 to a U.S. embargoed or highly restricted destination, (15 United States Code of Federal Regulations ("CFR") Part 746)

         18.2.2 for use by or for any military end-user, or in any military end-use located in or operating under the authority of any country identified in Country Group D1 under 15 CFR, Supplement No. 1 to Part 740, (15 CFR Part 740)

         18.2.3 to, or made available by Service Provider for use by or for, any entity that is engaged in the design, development, production, stockpile or use of nuclear, biological or chemical weapons or missiles, (15 CFR Part 744)

         18.2.4 to parties on any of the U.S. Government's lists of denied persons, (15 CFR Part 764) without first obtaining all required U.S. Government authorizations or licenses.

18.3 Service Provider's obligation under this clause shall survive the expiration or termination of this Agreement.

18.4 Service Provider agrees to maintain a record of exports, re-exports, and transfers of the Products and Technology for five years and to forward within that time period any required records to Cisco or, at Cisco's request, the U.S. Government. Service Provider agrees to permit audits by Cisco or the U.S. Government as required under the regulations to ensure compliance with this Agreement.

19.      FORCE MAJEURE.

19.1 Except for the obligation to pay monies due and owing, if the performance of this Agreement, or of any obligation hereunder is prevented, restricted or interfered with by reason of fires, breakdown of plant, labor disputes, embargoes, government ordinances or requirements, civil or military authorities, acts of God or of the public enemy, acts or omissions of carriers, inability to obtain necessary materials or services from suppliers if no equipment sources for such supplies or services are readily available, or other causes beyond the reasonable control of the party whose performance is affected, then the party affected, upon giving prompt notice to the other party shall be excused from such performance on a reasonable basis to the extent of such prevention, restriction, or interference (and the other party shall likewise be excused from performance of its obligations on a reasonable basis to the extent such party's obligations relate to the performance so prevented, restricted or interfered with); provided that the party so affected shall use reasonable efforts to avoid or remove such causes of non-performance and both parties shall proceed to perform their obligations with dispatch whenever such causes are removed or cease. Notwithstanding anything to the contrary contained herein, the party not excused from performance under this Section shall have the right to terminate this Agreement if the other party is unable to resume performance of its obligations after a period of ninety (90) days from the date it first gave notice pursuant to this Section.

20.      PRODUCT CHANGES.


20.1 Modifications which do not affect the form, fit or function of a Product or which Cisco deems necessary to comply with Specifications, changed safety standards or governmental regulations, to make the Product non-infringing with respect to any patent, copyright or other proprietary interest, or to otherwise improve the Product may be made at any time by Cisco without prior notice to or consent of Service Provider and such altered Product shall be deemed fully conforming so long as such Product meets the applicable Specifications. Cisco shall employ commercially reasonable efforts to announce, including by email, Product discontinuance or changes other than those set forth in the previous sentence at least ninety (90) days prior to the effective date of the changes (the "Announcement Period"). Service Provider may make a last-time purchase of such Products within the Announcement Period.

21.      COMPLIANCE WITH LAWS.

21.1 Cisco shall comply with all standards that Cisco has placarded on the Products and shall comply with all U.S. federal and state laws and regulations applicable to the manufacture and operation of the Products, not including non-mandatory standards body recommendations. Cisco shall not be responsible for noncompliance with laws arising out of combination, operation or use of the Products with Products not supplied by Cisco where use of the Products without such combination, operation or use would be in compliance with such laws. In the event of any third party claim against Service Provider relating to the foregoing, Cisco shall provide reasonable information and assistance in the resolution of the claim.

21.2 Except as set out in Section 21.1, Service Provider shall obtain all licenses, permits and approvals required by any government and shall comply with all applicable laws, rules, policies and procedures including requirements applicable to the use of Products under telecommunications and other laws and regulations, of any government where the Products are to be sold or deployed (collectively, "Applicable Laws"). Service Provider will indemnify and hold harmless Cisco for any violation or alleged violation by Service Provider of any Applicable Laws. Service Provider shall use its reasonable commercial efforts to regularly inform Cisco of any material requirements of laws, statutes, ordinances, governmental authorities directly or indirectly affecting this Agreement, the sale, use and distribution of Products or Cisco's trade name, trademarks or other commercial, industrial or intellectual property interests, including certification of the Products from the proper authorities in the Territory and of which Service Provider has actual knowledge.


22.      INDEMNIFICATION; LIMITATION OF LIABILITY.

22.1 Each of Cisco and Service Provider (an "Indemnifying Party") shall defend, indemnify and hold the other (the "Indemnified Party") harmless from and against all claims, demands, causes of action, losses, liabilities, damages or expenses (including reasonable attorneys' fees), including those based on contract or tort, arising out of or in conjunction with a claim, suit or proceeding brought by a third party against the Indemnified Party for injury to persons (including death) or loss or damage to tangible property (not including lost or damaged data) resulting from the intentional or negligent acts or omissions, or strict liability, of the Indemnifying Party, its officers, agents, employees, or subcontractors in the performance of this Agreement. In the event that the Indemnified Party's or a third party's negligent or intentional acts or omissions contributed to cause the injury or damage for which a claim of indemnity is being asserted against the Indemnifying Party hereunder, the damages and expenses (including reasonable attorneys' fees) shall be allocated or reallocated, as the case may be, between the Indemnified Party, the Indemnifying Party and any other party bearing responsibility in such proportion as appropriately reflects the relative fault of such parties, or their subcontractors, or the officers, directors, employees, agents, successors and assigns of any of them, and the liability of the Indemnifying Party shall be proportionately reduced. The foregoing indemnification obligations are conditioned upon the Indemnified Party promptly notifying the Indemnifying Party in writing of the claim, suit or proceeding for which the Indemnifying Party is obligated under this Section, co-operating with, assisting and providing information to, the Indemnifying Party as reasonably required, and granting the Indemnifying Party the exclusive right to defend or settle such claim, suit or proceeding.

22.2     NOTWITHSTANDING ANYTHING ELSE HEREIN, AND EXCEPT FOR LIABILITY ARISING
         (I) UNDER SECTION 22.1; (II) OUT OF SERVICE PROVIDER'S BREACH OF CISCO'S PROPRIETARY RIGHTS; (III) CISCO'S LIABILITY TO PAY COSTS OF A DEFENSE OF A CLAIM OF INFRINGEMENT PURSUANT TO SECTION 13.1; (IV) COSTS TO BE INCURRED BY CISCO IN PROCURING RIGHTS FOR SERVICE PROVIDER'S CONTINUED USE OF THE PRODUCT, REPLACING OR MODIFYING THE PRODUCT, OR REFUNDING SERVICE PROVIDER, ALL PURSUANT TO SECTION 13.1; OR, (V) REGARDING ANY AND ALL AMOUNTS DUE FOR PRODUCTS AND SERVICES PURCHASED OR SOFTWARE USED OR TRANSFERRED WITH RESPECT TO THE PAYMENT OF WHICH NO BONA FIDE DISPUTE EXISTS, ALL LIABILITY OF

         EACH PARTY AND ITS SUPPLIERS UNDER THIS AGREEMENT OR OTHERWISE SHALL BE LIMITED TO THE GREATER OF (I) THE MONEY PAID TO CISCO UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE EVENT OR CIRCUMSTANCES GIVING RISE TO SUCH LIABILITY; OR (II) FIFTY MILLION DOLLARS ($50,000,000). ALL LIABILITY UNDER THIS AGREEMENT IS CUMULATIVE AND NOT PER INCIDENT.

23.      CONSEQUENTIAL DAMAGES WAIVER.

23.1 IN NO EVENT SHALL CISCO OR ITS SUPPLIERS BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS, OR LOST DATA, OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OF ANY KIND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) STRICT LIABILITY OR OTHERWISE, EVEN IF CISCO OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

24.      NOTICES.

24.1 All notices required or permitted under this Agreement will be in writing and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile (followed by the actual document in air mail/air courier); (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid (or six (6) days for international mail); or (d) one (1) day after deposit with a commercial express courier specifying next day delivery (or two (2) days for international courier packages specifying 2-day delivery), with written verification of receipt. All communications will be sent to the addresses set forth on the cover sheet of this Agreement or such other address as may be designated by a party by giving written notice to the other party pursuant to this paragraph.

25.      GENERAL.

25.1 CHOICE OF LAW. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California, United States of America, as if performed wholly within the state and without giving effect to the principles of conflict of law. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

25.2 NO WAIVER. No waiver of rights under this Agreement by either party shall constitute a subsequent waiver of this or any other right under this Agreement.

25.3 ASSIGNMENT. Neither party may assign its rights or obligations under this Agreement (other than the right to receive any amount due, which shall be freely assignable) except to a majority-owned parent or subsidiary company without the prior written consent of the other, such consent not to be unreasonably withheld or delayed, provided that either party may withhold consent to assignment to a third party which is a competitor of the non-assigning party, for any reason or no reason, and any such assignment shall not relieve the assigning entity of any obligation to pay monies which were owed prior to the date of the assignment. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

25.4 SEVERABILITY. In the event that any of the terms of this Agreement become or are declared to be illegal or otherwise unenforceable by any court of competent jurisdiction, such term(s) shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, if this paragraph becomes applicable and, as a result, the value of this Agreement is materially impaired for either party, as determined by such party in its sole discretion, then the affected party may terminate this Agreement by written notice to the other.

25.5 ATTORNEYS' FEES. In any suit or proceeding relating to this Agreement, the prevailing party will have the right to recover from the other its costs and reasonable fees and expenses of attorneys, accountants, and other professionals incurred in connection with the suit of proceeding, including costs, fees and expenses upon appeal, separately from and in addition to any other amount included in such judgment. This provision is intended to be severable from the other provisions of this Agreement, and shall survive and not be merged into any such judgment.

25.6 NO AGENCY. This Agreement does not create any agency, partnership, joint venture, or franchise relationship. Neither party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other party or bind the other party in any respect whatsoever.

25.7 URL. Service Provider hereby confirms that it has the ability to access, has accessed and has read, the information made available by Cisco at all of the world wide web sites/URLs/addresses/pages referred to anywhere throughout this Agreement (including any of the Exhibits hereto). Service Provider acknowledges that Cisco may modify any URL address or terminate the availability of any information at any address without notice to Integrator.

25.8     SURVIVAL. Sections 10, 12, 13, 14, 16, 18, 19, 22, 23and 25, and the
         license to use the Software set out in Section 9 and Part (i) of Exhibit S (subject to the termination provisions set forth in Part (i) of Exhibit S) shall survive the termination of this Agreement.

                                    EXHIBIT A

                           SERVICE PROVIDER TERRITORY

The Service Provider's Territory is:

United States
Canada

                                    EXHIBIT B

                                DISCOUNT SCHEDULE

The Service Provider's discount structure is divided into 2 categories. Category A lists specific Products and the discounts associated with those specific Products and Category B is the rest of the Products which appear on Cisco's Global Price List.
=============================================================================
CATEGORY A

For the term of the Agreement, the Service Provider shall purchase Category A Products at the prices or subject to the discounts set out in the following tables:

--------------------------------------------------------------------------------------------------------------------
                                 CISCO (CERENT) PRODUCT DESCRIPTION                                    Discount %
--------------------------------------------------------------------------------------------------------------------
Core Router; GSR 12xxx family of products                                                                 [***]
--------------------------------------------------------------------------------------------------------------------
Metro Optics Cisco (Cerent) 15454 family of products:                                                     [***]
--------------------------------------------------------------------------------------------------------------------
     except the following products
--------------------------------------------------------------------------------------------------------------------
         - 15454-E-1000-2 (until 15454-E-1000-4 is generally available) (List price $8,910)               [***]
--------------------------------------------------------------------------------------------------------------------
         - 15454-E-1000-4  (List price $9,100)                                                            [***]
--------------------------------------------------------------------------------------------------------------------
Cisco 2948GL3                                                                                             [***]
--------------------------------------------------------------------------------------------------------------------



====================================================================================================================================
                                   CISCO (PIRELLI) PARTS LIST AND PRICING
====================================================================================================================================
                                       SITE (1 X 1) AND MODULE PRICING
====================================================================================================================================
                                                                            TERMINAL      TERMINAL     OPTICAL
  PIRELLI                                                                   STATION       STATION       LINE       REGEN      SPARE
PART/UNIT #                PRODUCT DESCRIPTION                   PRICE        BLUE          RED         SITE        SITE       KIT
====================================================================================================================================
SBAY001          Terminal/LEM Bay                              [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
SBAY003          OLA Bay                                       [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
BAT              Battery Management Unit                       [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
SCF              Subrack Common Function                       [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
IOC-W            WaveMux(TM)Input-Output Interface             [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
LSM-W            Line Service Modem                            [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
CMP.W            Control and Monitoring Processor              [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
Agent            TL1 Agent                                     [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
WaveLook(TM)     Local Craft Interface                         [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
EOI-W            Engineering Orderwire Interface               [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
R-OW             Third-Party Digital Orderwire Telephone       [******************************************************************]
                 Set
------------------------------------------------------------------------------------------------------------------------------------
16WD-R           16 ch Wavelength Demultiplexer - Red          [******************************************************************]
                 Band
------------------------------------------------------------------------------------------------------------------------------------
16WD-B           16 ch Wavelength Demultiplexer - Blue         [******************************************************************]
                 Band
------------------------------------------------------------------------------------------------------------------------------------
16WM-BF          16 Channels passive Multiplexer for           [******************************************************************]
                 Blue Band - Flat
------------------------------------------------------------------------------------------------------------------------------------
16WM-RF          16 Channels passive Multiplexer for Red       [******************************************************************]
                 Band - Flat
------------------------------------------------------------------------------------------------------------------------------------
OSR-MUX-BD       Optical Sub Rack - Multiplexer -              [******************************************************************]
                 Bi-Directional
------------------------------------------------------------------------------------------------------------------------------------
DCU-B            Dispersion Compensation Unit - Blue Band      [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
DCU-R            Dispersion Compensation Unit - Red Band       [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
PRE-B            Pre-Line Amplifier Blue Band                  [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
PRE-R            Pre-Line Amplifier Red Band                   [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
RXA-B            Amplifier for RX site - Blue Band             [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
OLA-B            Booster Amplifier for line sites - Blue       [******************************************************************]
                 Band
------------------------------------------------------------------------------------------------------------------------------------
RXA-R            Amplifier for RX site - Red Band              [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
OLA-R            Booster Amplifier for line sites - Red        [******************************************************************]
                 Band
------------------------------------------------------------------------------------------------------------------------------------
CTX-B            Band mux/demux - TX Blue band, RX Red         [******************************************************************]
                 band
------------------------------------------------------------------------------------------------------------------------------------
CTX-R            Band mux/demux - TX Red band, RX Blue         [******************************************************************]
                 band
------------------------------------------------------------------------------------------------------------------------------------
WCM-10G-M        Wavelength Converter Module at 10 Gbps        [******************************************************************]
RXT-10G-M        - withB1
                 Receive Transponder at 10 Gb[s - with B1      [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
LEM-10G-M        Line Extender Module at 10 Gbps - withB1      [******************************************************************]
------------------------------------------------------------------------------------------------------------------------------------
C06-W            Coverplate                                    [******************************************************************]
====================================================================================================================================
                                                          TOTAL PRICE    [********************************************************]
====================================================================================================================================

* RXT-10G-M WILL BE PROVIDED AT [*] FOR THE REQUESTED ROUTE REQUIREMENTS. FUTURE REQUIREMENTS WILL BE CHARGED [*] PER CARD.

[*] Indicates confidential treatment requested.

CATEGORY B

The discount schedule set forth below shall apply to all Products not specified in Category A purchased from Cisco by Service Provider during the term of this Agreement. Service Provider's discount is based on the following components:

1.   Base Discount;

2. Service Provider's total annual volume of Products purchased from Cisco for use in the Territory based on Service Provider's net purchase price ("Volume Incentive"); and,

3. Service Provider's agreed commitment to Cisco as Service Provider's Preferred Vendor Incentive.

         Base Discount:                                                         [***]

         Volume Incentive:

                  Volume Achievement/Forecast (see matrix below)
                  [*] Forecast for initial year: [*]

         Preferred Vendor Incentive:

                  Core Routers (GSRs)                                            [***]
                  Core Optics (Pirelli)                                          [***]
                  Metro Optics (Cerent)                                          [***]

                  Extra Incentive Point for having
                  3 Preferred Vendor Incentives                                  [***]

         Total Service Provider's Discount for initial one year of term:         [***]
====================================================================================================
Additionally, Service Provider's discount for the following types of purchases shall be:

         INTERNAL USE NOT RELATED TO CUSTOMER SERVICE                            [***]
         NON-VALUE ADDED RESALE                                                  [***]
         CPE DEMONSTRATION/EVALUATION EQUIPMENT                                  [***]

[*] Indicates confidential treatment requested.

VOLUME INCENTIVE MATRIX :
-----------------------


Discounts associated with achievement/forecast for the Territory are added to the [*] base product discount to establish Service Provider's total volume incentive discount.

==============================================================================

Volume is the total annual volume of Category B Products purchased from Cisco by Service Provider at Service Provider's volume incentive discount net purchase price. Additionally, depending on Cisco's then-current policies, additional Service Provider Product purchases from Cisco may be included in this aggregation.

Applicable to Cisco's Global List Price:

-------------------------------------------------------------------------------------------------
                   $         0 -     999,999                                  [*]
                       999,999 -   1,999,999                                  [*]
                   $ 2,000,000 -   3,999,999                                  [*]
                   $ 4,000,000 -   7,999,999                                  [*]
                   $ 8,000,000 -  15,999,999                                  [*]
                   $16,000,000 -  31,999,999                                  [*]
                   $32,000,000 -  63,999,999                                  [*]
                   $64,000,000 - 127,999,999                                  [*]
                  $128,000,000 -                                              [*]
================================================================================================


PREFERRED VENDOR INCENTIVE:
--------------------------

Subject to Section 2.4.1 of the Agreement, Service Provider Preferred Vendor Incentive Categories means:

Core Routers :    [*]
Core Optics:      [*]
Metro Optics:     [*]

DEMONSTRATION/EVALUATION PRODUCT:
--------------------------------

To assist Service Provider in providing Cisco Product to End Users, Cisco agrees to offer Service Provider a discount of [*] for a maximum of [*] demonstration/evaluation units of CPE Equipment. Service
Provider shall use such units solely for demonstration/evaluation
(non-production) for End Users and not for resale. Configurations shall be subject to mutual agreement.

[*] Indicates confidential treatment requested.

                                   EXHIBIT C

                      PROVISIONED NETWORK SUPPORT PROGRAM


1.0     DEFINITIONS
         a) "Application Software" means non-resident/stand alone Software products which include Cisco's network management Software, security Software and internet appliance Software. Maintenance for such Product is available on a per Product basis.

         b) "CPE" means Products in the 7XX, 1XXX, 2XXX, 3XXX and 4XXX families which are sold, licensed or rented to Service Provider and installed at an End User's premises with Network Services managed by Service Provider.

         c) "Depot Time" means Central European Time for parts shipping into Europe, Australia's Eastern Standard Time for parts shipping into Australia, and Pacific Standard Time for parts shipping into all other locations.

         d) "Equipment Schedule" means the list of Product covered under this Agreement.

         e) "Maintenance Release" means an incremental release of Cisco Software that provides maintenance fixes and may provide additional Software features. Maintenance releases are designated by Cisco as a change in the digit(s) to the right of the tenths digit of the Software version number [x.x.(x)].

         f) "Major Release" means a release of Cisco Software that provides additional Software features and/or functions. Major Releases are designated by Cisco as a change in the ones digit of the Software version number [(x).x.x].

         g) "Minor Release" means an incremental release of Cisco Software that provides maintenance fixes and additional Software features. Minor releases are designated by Cisco as a change in the tenths digit(s) of the Software version number [x.(x.).x].

         h)       "RMA" means Return Material Authorization.

         i) "Service" means all services provided by Cisco under this Exhibit.

         j) "Standard Business Hours" means 6:00 AM to 6:00 PM Monday through Friday, excluding Cisco-observed holidays, in the U.S. and Canada and outside the U.S. and Canada, means 8:00 AM to 5:00 PM Australia's Eastern Standard Time and Central European Time, Monday through Friday, excluding local Cisco-observed holidays.

         k) "Update" means Maintenance Releases, Minor Releases and/or Major Releases that contain the same configuration as originally acquired.

2.0      SERVICE RESPONSIBILITIES OF THE PARTIES
         According to the support selected and in consideration of the applicable service fees paid by Service Provider, Cisco shall provide the support services as set forth in the base support program ("SP Base") and the support options described under Appendixes A-2 to A-7. Service Provider shall pay applicable fees for SP Base and any support options selected and shall comply with the respective support obligations identified thereunder.

3.0      SERVICES NOT COVERED UNDER THIS AGREEMENT
         a)       Any customization of, or labor to install, Software.

         b) Support or replacement of Product that is altered, modified, mishandled, destroyed or damaged by natural causes or damaged due to a negligent or willful act or omission by Service Provider or use by Service Provider other than as specified in the applicable Cisco-supplied Documentation.

         c)       Any hardware upgrade required to run new or updated Software.

         d)       Import and/or customs duties, taxes and fees.

         e)       Electrical or site work external to the Products.

         f) Services to resolve software or hardware problems resulting from third party product or causes beyond Cisco's control, or services for non-Cisco software installed on any Product.

         g) Any non-IOS(TM)Software Updates including for Application Software, unless stated otherwise. Services for non Cisco Software installed on any Cisco Product.

         h) Furnishing of supplies, accessories or the replacement of expendable parts (e.g., cables, blower assemblies, power cords, rack mounting kits).

         i)       Hardware repair and replacements.

         j) Any expenses incurred to visit Service Provider's location, except as required during escalation of problems by Cisco.

         k) Additional Services are provided at the then-current time and materials rates.

         l) Major, minor, and maintenance releases of Microsoft(R) software platforms. Customers should contact their Microsoft(R) software vendor directly to obtain information on acquiring releases and/or bug fixes related to Microsoft(R) software platforms.

4.0      SERVICE FEES AND PAYMENT TERMS
         a) Service Provider will pay the then-current service fees. Periodic service fees applicable to renewals or new purchases will be based on the total purchases calculated at the commencement of each quarter. The service options for a particular Product site may be revised upon Service Provider's request and Cisco's acceptance.

         b) Annual services are invoiced quarterly unless specified otherwise. Notwithstanding Section 8, Payment, of the Agreement, payment terms are net thirty (30) days from the date of invoice. Any sum not paid when due shall bear interest at the maximum rate permitted by law until paid. All fees are exclusive of any taxes and duties which, if applicable, shall be paid by Service Provider unless Service Provider has provided an exemption certificate. Cisco may, at its discretion, revise the service fees upon ninety (90) days notice.

         c) Where required, Service Provider will provide (i) a purchase order for the services defined herein no later than fifteen
                  (15) days from Cisco's request and (ii) a blanket purchase order for the purpose of billing non-returned Products, if any.

         d) CPE. In the event the Exhibit is terminated, other than for Service Provider breach, prior to completion of the CPE support term, Service Provider shall be entitled to a refund of a portion of the CPE fees previously paid for which services were not performed by Cisco as a result of such termination.

5.0      SOFTWARE LICENSE
         Service Provider acknowledges that it may receive Software as a result of Services provided under this Exhibit. Service Provider will be licensed to use such Software as set forth under Section 10 of the Agreement.

6.0      ENTITLEMENT
         Service Provider acknowledges that it is only entitled to receive Services on Product for which it has paid a separate support fee. Cisco reserves the right, upon reasonable advance notice, to perform an audit of Service Provider's Products and records to validate such entitlement and to charge for support if Cisco determines that unauthorized support is being provided , as well as interest penalties at the highest rate permitted by law, and applicable fees including, without limitation, attorneys' fees and audit fees

7.0      LIMITATION OF LIABILITY
         NOTWITHSTANDING ANYTHING ELSE HEREIN, ALL LIABILITY OF CISCO, AND/OR SUPPLIERS UNDER THIS EXHIBIT SHALL BE LIMITED TO MONEY PAID BY SERVICE PROVIDER TO CISCO FOR THE SERVICES PROVIDED UNDER THIS EXHIBIT DURING THE SIX (6) MONTH PERIOD PRECEDING THE EVENT OR CIRCUMSTANCES GIVING RISE TO SUCH LIABILITY. THIS LIABILITY LIMIT IS CUMULATIVE AND NOT PER INCIDENT.

                                   APPENDIX A
                                SP BASE SUPPORT



1.0      SERVICE RESPONSIBILITIES OF CISCO
         In consideration for the service fee, Cisco shall provide the following services:

         a) SP BASE SUPPORT. SP base support is available for all Product, and includes:
                  i) CCO ACCESS. Cisco will provide registered user access to CCO.

                  ii)  TECHNICAL SUPPORT.
                       (1) Assisting the Service Provider by telephone, facsimile, or electronic mail (for information related to Product use, configuration and troubleshooting).
                       (2) Providing 24 hours per day, 7 days per week access to Cisco's Service Provider Technical Assistance Center (TAC). Cisco will respond to the Service Provider within thirty (30) minutes for Priority 1 and Priority 2 calls and within one (1) hour for Priority 3 and Priority 4 calls received during Standard Business Hours. For Priority 1 and 2 calls received outside Standard Business Hours, Cisco will respond within one (1) hour and for Priority 3 and 4 calls received outside Standard Business Hours, Cisco will respond no later than the next business day.
                       (3) Generating work-around solutions to reported Software problems or implement a patch to the Software using reasonable commercial efforts. For a Software patch, Cisco will provide a Maintenance Release to the Service Provider for the Product experiencing the problem or provide a Software image, as Service Provider and Cisco agree.
                       (4) Managing the Problem Prioritization and Escalation Guideline described in Appendix B.

                 iii)  Software Support.
                       (1) Providing Updates, if available, via CCO and/or upon request.
                       (2) Providing supporting documentation, if available, via CCO, and upon request, one (1) paper copy of supporting documentation for each Update provided hereunder. Additional copies of supporting documentation may be purchased.
                       (3) Cisco, in meeting any support obligations, may require Service Provider to upgrade to a supported release.

2.0      SERVICE RESPONSIBILITIES OF SERVICE PROVIDER
         Service Provider will meet the obligations below and in any applicable appendices.
         a) Service provider will request Product to be covered by submitting a Equipment Schedule as described in Appendix C.

         b) Service Provider will provide a priority level as described in Appendix B for all calls placed with Cisco, and shalll provide reasonable electronic access to Service Provider's network through the Internet or via modem for remote problem diagnosis.

         c) Service Provider agrees to use the latest Software Update if required to correct a reported Software problem.

         d) Returns Coordination. Service Provider will comply with the following procedure for all failed Hardware returned by Service Provider:

                  i) Coordinate the return of all failed Product, freight and insurance prepaid by Service Provider, to the Cisco designated repair center.

                 ii)   Service Provider shall comply with Cisco's RMA procedure:

                       (1) Service Provider will ensure all Products are properly packaged prior to being shipped, and will include a description of the failure and written specification of any changes or alterations made to the Product. Product returned to Cisco will conform in quantity and serial number to the RMA request.
                       (2) Service Provider shall tag each Product returned with the RMA transaction number and a brief description of the problem.
                       (3) Cisco will not accept any Product returned which is not accompanied by an RMA number.

         e) Service Provider shall test all repaired or replacement Product received to determine if any damage occurred in transit. Product failures and/or misshipments must be reported to Cisco within ten (10) business days of receipt.

                                  APPENDIX A-2
                     SERVICE OPTIONS - HARDWARE REPLACEMENT

1.0      ADDITIONAL DEFINITIONS
         a) "Advance Replacement" means a process to ship replacement Product components in advance of receipt of failed/defective Product components.

         b) "Four-Hour Response" means the four (4) hour time period commencing upon Cisco's determination that replacement part is required and ending when replacement part is delivered on-site.

2.0 ADDITIONAL SERVICE RESPONSIBILITIES OF CISCO UNDER THIS APPENDIX HARDWARE REPLACEMENT SERVICE. In addition to SP Base Support, Cisco shall provide the following Hardware Replacement options. Where available, and as selected by Service Provider, Cisco will provide the following Hardware support services. Replacement Hardware will be either new or equivalent to new at Cisco's discretion.

         a) Hardware Return for Replacement. Cisco will provide Return for Replacement service whereby Service Provider returns failed Hardware to Cisco for replacement. Cisco will use commercially reasonable efforts to replace Hardware within ten (10) business days after receipt from Service Provider.

         b) Advance Replacement Service. Except for Next Business Day ("NBD") or Same Day Shipment ("SDS") service, availability of these services is restricted to within one hundred (100) miles of a parts depot. These services are available for CPE Product at additional cost. Hardware will be shipped using Cisco's preferred carrier, freight prepaid by Cisco, excluding import duties, taxes and fees.

                  (i) NBD/SDS ADVANCE REPLACEMENT is shipped the same business day provided the request for shipment is made prior to 3:00 PM, Depot Time, excluding Cisco holidays. For requests after 3:00 PM Depot Time, the Advance Replacement will be shipped the following business day. Where available (within the United States, Canada, European Community, Norway, Switzerland, and Australia), Cisco will ship the Hardware for delivery on the next business day. In all other locations, Hardware arrival times are subject to destination country importation and customs processes.

                            Hardware will be shipped using Cisco's
                       preferred carrier, freight prepaid by Cisco, excluding import duties, taxes and fees.

                 (ii) 8X5X4 ADVANCE REPLACEMENT service provides Hardware delivered on-site from 9:00 a.m. to 5:00 p.m., Depot Time, Monday through Friday (excluding Cisco-observed holidays).

                                 Cisco will use commercially reasonable
                       efforts to provide Four-Hour Response the same business day if failed Hardware is reported to the TAC before 1:00 p.m., Depot Time. For calls placed after 1:00 p.m., Cisco will deliver the Hardware part the next business day.

                 (iii) 24X7X4 ADVANCE REPLACEMENT service provides Hardware delivered on-site twenty-four (24) hours per day, seven
                       (7) days per week, including Cisco-observed holidays.

                                 Cisco will use commercially reasonable
                        efforts to provide Four-Hour Response for on-site delivery of the replacement part.

                        Hardware will be shipped using Cisco's preferred carrier, freight prepaid by Cisco, excluding import duties, taxes and fees.

                  3.0 ADDITIONAL SERVICE RESPONSIBILITIES OF SERVICE PROVIDER UNDER THIS APPENDIX
        a) Service Provider will provide sixty (60) days Notice to Cisco of any requested addition(s) to the Equipment Schedule.

        b) Service Provider will notify Cisco, of Product on the Equipment Schedule which Service Provider has moved to a new location. Service Provider agrees to make such notification within thirty (30) days of Product relocation.

                                  APPENDIX A-3
                        SERVICE OPTIONS - ONSITE SUPPORT


1.0      ADDITIONAL DEFINITIONS
         a) "Four-Hour Response" means the four (4) hour time period commencing upon Cisco's determination that replacement part is required and ending when replacement part is delivered and/or service personnel arrives on-site.

         b) "Remedial Hardware Maintenance" means diagnosis and replacement of Hardware or Product components.

                  2.0 ADDITIONAL SERVICE RESPONSIBILITIES OF CISCO UNDER THIS APPENDIX ONSITE SUPPORT. In addition to SP Base Support, Cisco shall provide the following Onsite Remedial Hardware Maintenance options. Onsite support is available for all Product and is restricted to fifty (50) miles (in the U.S.) or seventy-five (75) kilometers (outside the U.S.) of an authorized service location.

         a) All onsite support services include the following basic services:
                  (i) All parts, labor, and material required for Hardware support,

                 (ii) Escalation of Customer-defined critical problems, according to the Cisco Problem Prioritization and Escalation Guideline; and

                (iii)  Installation of all mandatory engineering modifications.

         b) Level 1 onsite support provides, in addition to the basic services:
                  (i) On-site Hardware support from 9:00 AM to 5:00 PM local time Monday through Friday excluding Cisco-observed holidays; and

                 (ii) Next-business-day service by 10:00 A.M. local time for on-site Hardware support requests, provided the call was placed before 3:00 P.M. Depot Time the prior day (second business day for calls placed after 3:00 P.M. Pacific
                       Time).

          c) Level 2 onsite support provides, in addition to the basic services:
                  (i) On-site Hardware support 9:00 AM to 5:00 PM local time Monday through Friday excluding Cisco-observed holidays; and

                  (ii) Four-hour Response for on-site Hardware support requests.

         d) Level 3 onsite support provides, in addition to the basic services:
                  (i) On-site Hardware support twenty-four (24) hours per day, seven (7) days per week, including Cisco-observed holidays; and

                 (ii)  Four-hour Response for on-site Hardware support requests.

                 Hardware will be either new or equivalent to new at Cisco's discretion.

                  3.0 ADDITIONAL SERVICE RESPONSIBILITIES OF SERVICE PROVIDER UNDER THIS APPENDIX
         a) Service Provider will provide sixty (60) days Notice to Cisco of any requested addition(s) to the Equipment List.

         b) Service Provider agrees to be responsible for any import and/or customs duties, taxes and fees.

         c) Service Provider agrees to notify Cisco, using CCO, of Product on the Equipment List, which Service Provider has moved to a new location. Service Provider agrees to make such notification within thirty (30) days of Product relocation.

         d) Service Provider agrees to provide an appropriate work environment and reasonable access, working space including heat, light, ventilation, electric current and outlets, and local telephone extension (or toll free domestic and international access to Cisco) for the use of service personnel in the Product's physical location.

         e) Service Provider agrees to back up Software images and configurations on a regularly scheduled basis and to provide such images and configurations to on-site personnel in connection with Remedial Hardware Maintenance activities.

         f) Service Provider agrees to provide TFTP capabilities or internet access for the purpose of downloading Software images by on-site personnel as necessary.

                                  APPENDIX A-4
                         SERVICE OPTIONS - CPE SUPPORT


                  1.0 ADDITIONAL SERVICE RESPONSIBILITIES OF CISCO UNDER THIS APPENDIX HARDWARE SUPPORT FOR CPE'S. In addition to SP Base Support, Cisco shall provide the following Hardware Replacement option for CPE. Replacement Hardware will be either new or equivalent to new at Cisco's discretion.
         a) Service Provider may return failed hardware to Cisco for replacement.

         b) Cisco will use commercial reasonable efforts to replace the hardware within ten (10) business days after receipt from the Service Provider. This support service is included in the CPE fee for three years. Additional hardware replacement options are available at additional cost.

2.0      ADDITIONAL SERVICE RESPONSIBILITIES OF SERVICE PROVIDER UNDER THIS
         APPENDIX
         a) Returns Coordination. Service Provider shall return all failed Product within ten (10) days of the receipt of the replacement Product; otherwise, the Advance Replacement Product will be invoiced to Service Provider at the current Product list price.

         b) Service Provider will provide sixty (60) days Notice to Cisco of any requested addition(s) to the Equipment Schedule.

         c) Service Provider will notify Cisco, of Product on the Equipment Schedule which Service Provider has moved to a new location. Service Provider agrees to make such notification within thirty (30) days of Product relocation.

                                  APPENDIX A-5
                 SERVICE OPTIONS - SOFTWARE APPLICATION SERVICE


1.0      ADDITIONAL DEFINITIONS
         1.1 "MAJOR RELEASE" means a release of Cisco Software that provides additional Software features and/or functions. Major Releases are designated by Cisco as a change in the ones digit of the Software version number [(x).x.x] and/or [x.(x).x].

         1.2 "MINOR RELEASE" means an incremental release of Cisco Software that provides maintenance fixes and additional Software features. Minor releases are designated by Cisco as a change in the tenths digit(s) of the Software version number [x.(x).x] and/or [x.x.(x)].

         1.3      "UPGRADE" means Major Release.

2.0 ADDITIONAL SERVICE RESPONSIBILITIES OF CISCO UNDER THIS APPENDIX SOFTWARE APPLICATION SERVICE. Where available and upon selection, Cisco will provide the following for Applications Software supported under this Appendix as follows:
         2.1      Software Application Support includes:

                  2.1.1 Assist the Service Provider by telephone, facsimile, or electronic mail (for information related to Software use, configuration and troubleshooting).

                  2.1.2 Provide 24 hours per day, 7 days per week access to Cisco's Technical Assistance Center (TAC). Cisco will respond to the Service Provider within one (1) hour for all calls received during Standard Business Hours and for Priority 1 and 2 calls received outside Standard Business Hours. For Priority 3 and 4 calls received outside Standard Business Hours, Cisco will respond no later than the next business day.

                  2.1.3 Manage the Problem Prioritization and Escalation Guideline described in Appendix B.

                  2.1.4 Generate work-around solutions to reported Software problems using reasonable commercial efforts or implement a patch to the Software. For a Software patch, Cisco will provide a Minor Release to the Service Provider for the Software experiencing the problem; Service Provider shall download such Minor Releases from CCO. Upon request, arrange shipment to Service Provider via express transportation (freight and insurance charges included). Requests for alternate carriers will be at Service Provider's expense.

                  2.1.5 Support any release of Software for a period of thirty-six (36) months from the date of first commercial shipment of that release, meaning that for that time period, errors in that release will be corrected either by means of a patch or correction to that release, or in a subsequent release.

                  2.1.6 Provide access to CCO. This system provides the Service Provider with technical and general information on Cisco Software and access to Cisco's on-line Software library.

                  2.1.7 Provide, upon request, supporting documentation as follows: (a) on CD-ROM; or (b) one paper copy for each Minor Release for Software supported hereunder. Additional copies of supporting documentation may be purchased at Cisco's then-current list price.

2.2 SOFTWARE APPLICATION SUPPORT PLUS UPGRADES: In consideration of an additional fee paid by the Service Provider, the following additional Services shall be provided, and will include the Services as specified in Section 2.1 above.
         2.2.1 Provide Major Releases for Software supported under this Appendix, as follows: (a) via download from CCO (as available), and/or (b) shipment of Software media as specified in Section 2.2.2 below.

         2.2.2 Arrange all Minor Release and Major Release shipments to Service Provider via express transportation (freight and insurance charges included). Requests for alternate carriers will be at Service Provider's expense.

         2.2.3 Provide supporting documentation with each Minor Release and Major Release as follows: (a) on CD-ROM; or (b) one paper copy, which shall be included in each shipment to Service Provider. Additional copies of supporting documentation may be purchased at Cisco's then-current list price.

3.0      ADDITIONAL SERVICE RESPONSIBILITIES OF SERVICE PROVIDER UNDER THIS
         APPENDIX
         a) Service Provider will provide current Major Release shipment contact information (as necessary), as follows; contact name, title, address, email address, or FAX number.

                                  APPENDIX A-6
               SERVICE OPTIONS - NETWORK SUPPORTED ACCOUNT (NSA)


THIS APPENDIX IS INTENDED TO SUPPLEMENT A CURRENT MAINTENANCE AGREEMENT (SP
BASE) FOR CISCO PRODUCTS AND IS ONLY AVAILABLE WHERE ALL PRODUCT(S) IN SERVICE PROVIDER'S NETWORK IS SUPPORTED UNDER SUCH AGREEMENT WITH CISCO. IN THE EVENT THERE IS A CONFLICT BETWEEN EXHIBIT C AND THIS APPENDIX, THE TERMS OF THIS APPENDIX SHALL TAKES PRECEDENCE OVER THE TERMS AND CONDITIONS OF THIS EXHIBIT WITH REGARDS TO THE SUBJECT MATTER DESCRIBED HEREIN.
1.0      ADDITIONAL DEFINITIONS
         a) "Designated Engineer" means, a designated NSA engineer acting as the primary with Service Provider for its internal network.

         b) "Monitoring Tools" means Hardware or Software tools that provide the Designated Engineer proactive troubleshooting capabilities.

         c) "Network Audits" means NSA reports based on network node activity collected by Monitoring Tools.

         d)       "CCIE" means Cisco Certified Internetworking Expert.

         e) "Level 1 Support" means having the necessary technical staff with the appropriate skills to perform installations, remedial hardware maintenance and basic hardware and software configurations on Cisco products. Level 1 issues will be escalated internally before requesting additional support from Cisco.

         f) "Level 2 Support" means having the necessary technical staff with the appropriate skills to perform isolation, replication and diagnosis of internetworking based problems on Cisco equipment. Service Provider shall not report software bugs to Cisco prior to attempting to identify the source of such bugs and testing in Service Provider's network where appropriate. If the Service Provider cannot duplicate the bug in Service Provider's network, Service Provider and Cisco will cooperate in attempting to replicate and resolve related software bugs in either Service Provider's or Cisco's test facility as mutually agreed. In all cases Service Provider will address software bugs on a best effort basis to replicate same in Service Provider's network and document activity to Cisco before seeking further resolve with Cisco's participation

2.0 ADDITIONAL SERVICE RESPONSIBILITIES OF CISCO UNDER THIS APPENDIX NETWORK SUPPORTED ACCOUNT. A Network Supported Account ("NSA") engineer is available for support of multiprotocol networks. Cisco will:
         a) Designate an NSA Engineer ("Designated Engineer") to act as the primary interface with Service Provider for its internal network.

         b) Schedule with Service Provider, as mutually agreed, quarterly visits to Service Provider's site to review Service Provider's network and operations. Cisco will also review with Service Provider all procedures for placing support calls under this Addendum. Additional visits will be upon mutual agreement at Cisco's then-current travel and labor rates.

         c) Periodically monitor Cisco's bug list and alert Service Provider to relevant and severe known bugs that may impact Service Provider using commercially reasonable efforts.

         d) Review Service Provider's network design and configuration and will provide a written summary of Service Provider's information, change impact analysis and alternative recommendations using commercially reasonable efforts.

         e) Schedule regular conference calls to review network status, planning and the support services being provided hereunder.

         f) Make available, upon written request, a designated support contact on a 24-hour 7-day a week standby basis to remotely assist Service Provider in major network service changes

                  (e.g. major Hardware or Software upgrade(s), major site installation(s)). Service Provider agrees to submit a detailed request and schedule to Cisco prior to any such activity. Such requests shall be limited to two (2) events with total standby time not to exceed forty-eight (48) hours in any one month period. In the event Service Provider requires additional services, the parties agree to negotiate in good faith the terms, conditions and prices for such additional Services.

         g) Provide certain monitoring tools ("Monitoring Tools" means hardware or software tools that provide the Designated Engineer proactive troubleshooting capabilities) as Cisco deems appropriate for network monitoring under this Appendix during the term of the Services, provided that all payments to Cisco under this Agreement have been paid. Monitoring Tools may or may not include hardware or software. Service Provider acknowledges that Cisco shall retain full right, title and interest to the Monitoring Tools.

         h) Provide annually the two (2) Network Audits selected by Service Provider out of the currently available Network Audits under the NSA Program.

3.0 ADDITIONAL SERVICE RESPONSIBILITIES OF SERVICE PROVIDER UNDER THIS APPENDIX
         a) Designate at least two (2) but not more than six (6) senior technical representatives, who must be Service Provider's employees in a centralized Network Support Center ("NSC"), to act as the primary technical interface to the Designated Engineer. Service Provider will designate contacts senior engineers with the authority to make any necessary changes to the network configuration. Priority 1 and Priority 2 cases opened with Cisco must be handled by these representatives.

         b) Designate an individual ("Relationship Manager") to manage the implementation of services under this Appendix (e.g., chair the weekly conference calls, assist with prioritization of projects and activities) and serve as focal point to the team.

         c) Service Provider's NSC shall maintain centralized network management for all networks supported under this Appendix.

         d)       Provide Level 1 Support and Level 2 Support.

         e) Provide reasonable electronic access to Service Provider's network to assist the team in providing support.

         f) Service Provider agrees to maintain not less than two (2) CCIE trained employees within four (4) months from the commencement date of service as designated contacts.

         g) Service Provider shall select two (2) of the currently available Network Audits under the NSA program for network analysis and reporting. Service Provider must ensure that Monitoring Tools are permanently in place to obtain Network Audits.

         h) Provide Cisco with the information necessary to support Service Provider's network as follows:

                     i) Provide a network topology map, configuration
                        information, and updates as required.

                    ii) Notify Designated Engineer of any major network changes
                        (e.g., topology, configuration, new IOS releases.).

         i) Service Provider hereby indemnifies Cisco for any damage to or loss or theft of Monitoring Tools while in Service Provider's custody. Service Provider must immediately return Monitoring Tool(s) to Cisco, as instructed by Cisco, upon the earlier of:
                  (i) expiration or termination of this Appendix; or (ii) Cisco's request to Service Provider that the Monitoring Tool(s) be returned to Cisco.

         j) LIMITATIONS. SERVICE PROVIDER EXPRESSLY ACKNOWLEDGES AND AGREES THAT IT IS SOLELY RESPONSIBLE FOR DETERMINATION AND IMPLEMENTATION OF ITS NETWORK DESIGN REQUIREMENTS. IN NO EVENT SHALL CISCO BE LIABLE FOR THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY DESIGN REPORT, NOR FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE FURNISHING, PERFORMANCE, OR USE OF SUCH INFORMATION.

4.0 LICENSE
         In the event that Cisco provides Software hereunder (whether on a Monitoring Tool or otherwise), Cisco grants to Service Provider a nonexclusive and nontransferable license to use the Software, in object code form only, on the Monitoring Tool on which such Software is provided hereunder or, if no Monitoring Tool is provided hereunder, on a single Hardware chassis, until the earlier of: (i) the expiration or termination of the Agreement; or (ii) Cisco's request to Service Provider that the Monitoring Tool(s) be returned to Cisco. Service Provider shall have no right, and Service Provider specifically agrees not to: (a) rent, lease, distribute, sell, transfer or sublicense its license rights to any other person, or use the Software on unauthorized or secondhand Cisco equipment; (b) make error corrections to or otherwise modify or adapt the Software nor create derivative works based upon the Software, or to permit third parties to do the same; or
         (c) copy, in whole or in part Software or document (except for one backup copy), decompile, decrypt, reverse engineer, disassemble or otherwise reduce all or any portion of the Software to human-readable form. Cisco will make available any interface information which the Service Provider's entitled under applicable law, upon written notice request and payment of Cisco's applicable fee.

5.0 SERVICES NOT COVERED BY THIS APPENDIX
         a) Additional onsite visits beyond the four (4) visits provided hereunder and additional standby Services beyond the two (2) events provided hereunder, except upon Service Provider's written request and mutual agreement between Service Provider and Cisco at

                  Cisco then-current NSA travel and labor rates on a time and material basis.

         b) Except as otherwise provided in this Appendix, Software entitlement, including media, documentation, binary code, source code or access in electronic or other form. In addition, no right, use or license to Cisco's Software is conveyed under this Appendix, and Service Provider acknowledges it will obtain no such rights hereunder.

                                  APPENDIX A-7
                    SERVICE OPTIONS - PROFESSIONAL SERVICES


This Appendix supplements Exhibit C (Provisioned Network Support Program), and all the terms and conditions of Exhibit C apply to this Appendix; provided, that to the extent that there is a conflict between Exhibit C and this Appendix, the terms of this Appendix shall take precedence over the terms and conditions of Exhibit C with regards to the subject matter described herein.

1.0      ADDITIONAL DEFINITIONS
         a) "Deliverables" means all works of authorship, whether in hard copy or electronic form, including but not limited to programs, program listings, programming tools, designs, analyses, reports, manuals, supporting materials, test results, recommendations and drawings to be provided by Cisco to Service Provider pursuant to the terms of this Appendix and any SOW issued hereunder.

         b) "Documentation" means, but is not limited to, any and all data other than Deliverables, whether in hard copy or electronic form, including reports, designs, analyses, computer programs, user manuals and other supporting material, summaries, literature, test results, recommendations or drawings generated by Subcontractor in the course of providing Services under this Appendix and any SOW hereunder, including all workpapers and other materials generated in the course of performance of Services and preparation of Deliverables.

         c) "Statement of Work" ("SOW") means the document(s) agreed upon by Cisco and Service Provider which defines the Services to be performed under this Appendix, and the Deliverables to be provided, in the form of an attachment(s) to this Agreement.

2.0      SERVICES AND STATEMENT OF WORK
         a) Cisco will make available and manage Services as described in the SOW attached hereto. Services may be provided by Cisco or individuals or organizations employed by or under contract with Cisco, at the discretion of Cisco.

         b) A separate SOW will be required for each project, assignment or task requested by Service Provider. Each SOW will become part of this Appendix by this reference when signed by Cisco and Service Provider and shall include:

                  i) A detailed description of Cisco's and Service Provider's respective responsibilities;

                  ii) An estimated performance schedule including milestones, if applicable;

                  iii) Specific completion criteria that Cisco is required to meet to fulfill its obligations under the SOW;

                  iv)   Pricing and payment terms; and

                  v)    Identification of Cisco and Service Provider contacts.

                  A SOW may only be amended or modified by a written document signed by authorized representatives of Cisco and Service Provider, in accordance with the change control procedures set forth therein.
                  All Installation and IOS Upgrades provided by Cisco under a service summary description will be provided in accordance with the terms of the Exhibit.

3.0 PRICES AND FEES. Service Provider will pay for all Professional Services rendered and Deliverables provided pursuant to this Appendix as set forth in the Support Appendix and the applicable SOW.

4.0 OWNERSHIP. Nothing in this Appendix shall alter or amend the intellectual property licenses provided with the purchase of Cisco Hardware and license of Cisco Software products. The following provisions apply only to those further Services, Deliverables and other intellectual property generated in performance of this Appendix, whether or not related to Cisco Hardware or Software.
         a) SOW Rights Ownership. Service Provider acknowledges that Cisco or its subcontractors(s) own all intellectual property rights and other proprietary rights in and to the Services, Deliverables, and Documentation and any other materials and information Cisco provides to Service Provider as part of this Appendix whether developed in performance of a SOW hereunder or pre-existing. These intellectual property rights and proprietary rights may include, but are not limited to, all current and future worldwide patents and other patent rights, copyrights, trade secrets, trademarks, inventions, mask work rights, programs, program listings, procedures, programming tools, documentation, reports and drawings, and the related documentation or tangible expression thereof.

         b) License. Cisco grants Service Provider a license regarding the services and deliverables as necessary in the conduct of Service Provider's own business. Pursuant to the terms of
                  Section 5 of the Exhibit, this license is perpetual provided Service Provider is not otherwise in breach of this license. This grant of rights does not include the right to sublicense and is non-transferable.

         c) Ownership by Service Provider. Except as otherwise set forth herein, Service Provider shall own all right, title and interest in Service Provider intellectual property that is wholly developed and owned by Service Provider prior to the Effective Date of this Agreement or independently developed by Service Provider without the benefit of any Cisco intellectual property.

         d) Ownership by Cisco. As stated herein, Cisco shall own all right, title and interest in all Cisco intellectual property provided to Service Provider under this Appendix or any SOW hereunder. This shall include any derivatives, improvements or modifications of Cisco or Service Provider intellectual property developed, designed or discovered under this Appendix or any SOW issued hereunder. Service Provider agrees to assign and does hereby assign to Cisco all rights Service Provider may have or acquire in all such intellectual property. Cisco shall have the exclusive right to apply for or register any patents, mask work rights, copyrights, and such other proprietary rights protections with respect thereto. Service Provider shall execute such documents, render such assistance, and take such other actions as Cisco may reasonably request, at Cisco's expense, to apply for, register, perfect, confirm and protect Cisco's rights in any intellectual property hereunder. Without limiting the foregoing, Cisco shall have the exclusive right to commercialize, prepare and sell products based upon, sublicense, prepare derivative works from, or otherwise use or exploit the intellectual property rights granted to Cisco hereunder.

         e) Ownership of Jointly Developed Technology. Subject to the intellectual property ownership rights specified in the foregoing subsections, any technology developed pursuant to this Appendix or any SOW which is jointly created by the parties pursuant to this Appendix or created by Service Provider as a direct result of Service Provider activities relating to this Appendix or a SOW hereunder, shall be owned by Cisco unless otherwise mutually agreed in the SOW covering the effort which led to the development of the technology.

         f) Waiver of Moral Rights. Subject to the applicable law, Service Provider hereby waives any and all moral rights, including without limitation any right to identification of authorship or limitation on subsequent modification that Service Provider (or its employees, agents, subcontractors or consultants) has or may have in the Services, or Deliverables, and in any other intellectual property that is or becomes the property of Cisco under this Section.

5.0      SERVICE PROVIDER SECURITY REGULATIONS/WORK POLICY
         a) Service Provider shall provide to Cisco, and Cisco shall ensure that its personnel or subcontractors make commercially reasonable efforts to comply with Service Provider's security regulations in their activities at Service Provider sites or in connection with Service Provider systems.

         b) Unless otherwise agreed to by both parties, Cisco's personnel (including its subcontractors) will observe the working hours, working rules, and holiday schedules of Service Provider while working on Service Provider's premises.

6.0      INJUNCTIVE RELIEF
         Unauthorized use of Confidential Information, Deliverables, Documentation, or any information contained therein will diminish the value to Cisco of its trade secrets or proprietary information. Therefore, if Service Provider breaches any of its confidentiality or other obligations hereunder, Cisco shall be entitled to equitable relief to protect its interests therein, including but not limited to injunctive relief, as well as monetary damages.

7.0      TERMINATION
         a) Termination of SOW(s). Failure by either party to comply with any material term or condition under a SOW issued hereunder shall entitle the other party to give the party in default written notice requiring it to cure such default. If the party in default has not cured such default within thirty (30) days of receipt of notice, the notifying party shall be entitled, in addition to any other rights it may have, to terminate this Agreement (and all SOWs issued hereunder) and/or the individual SOW by giving notice effective immediately.

         b) Upon termination of this Exhibit and/or any SOWs, Service Provider shall pay Cisco for all work performed under the affected SOW(s) up to the effective date of termination at the agreed upon prices, fees and expense reimbursement rates set forth in the relevant SOW(s).

         c) In addition Service Provider agrees, within ten (10) days after termination, to deliver to Cisco at Cisco's discretion either: (i) the original and all copies of the Deliverables and related materials received by Service Provider in connection with the terminated work for which Cisco has not been paid in the course of performance or under Section c above; or (ii) a certificate certifying that through its best efforts, Service Provider has destroyed the original and all copies of such Deliverables and related materials.

                                   APPENDIX B
             CISCO PROBLEM PRIORITIZATION AND ESCALATION GUIDELINE


To ensure that all problems are reported in a standard format, Cisco has established the following problem priority definitions. These definitions will assist Cisco in allocating the appropriate resources to resolve problems. Service Provider must assign a priority to all problems submitted to Cisco.

PROBLEM PRIORITY DEFINITIONS:
Priority 1:       An existing network is down or there is a critical impact
                  to ongoing business operation. All parties involved will
                  commit full-time resources to resolve the situation.
Priority 2:       Operation of an existing network is severely degraded, or
                  significant aspects of a business operation are being
                  negatively impacted by unacceptable network performance. The parties involved will commit full-time resources during
                  Standard Business Hours to resolve the situation.
Priority 3:       Operational performance of the network is impaired while
                  most business operations remain functional. The parties are willing to commit resources during Standard Business Hours to restore service to satisfactory levels.
Priority 4:       Information or assistance is required on Cisco product
                  capabilities, installation, or configuration. There is clearly little or no impact to a business operation. The parties are willing to provide resources during Standard Business Hours to provide information or assistance as requested.

Cisco encourages Service Provider to reference this guide when Service Provider-initiated escalation is required. If Service Provider does not feel that adequate forward progress, or the quality of Cisco service is not satisfactory, Cisco encourages Service Provider to escalate the problem ownership to the appropriate level of Cisco management by asking for the TAC Duty Manager.

CISCO ESCALATION GUIDELINE:

                 --------------------------------------------------------------------------------------------
                  ELAPSED TIME          PRIORITY 1         PRIORITY 2             PRIORITY 3      PRIORITY 4
                  -------------------------------------------------------------------------------------------
                  1 HOUR                Customer
                                        Engineering
                                        Manager
                  -------------------------------------------------------------------------------------------
                  4 HOURS               Technical          Customer
                                        Support            Engineering
                                        Director           Manager
                  -------------------------------------------------------------------------------------------
                  24 HOURS              Vice President,    Technical
                                        Customer           Support Director
                                        Advocacy
                  -------------------------------------------------------------------------------------------
                  48 HOURS              President/CEO      Vice President,
                                                           Customer Advocacy
                  -------------------------------------------------------------------------------------------
                  72 HOURS                                                     Customer
                                                                               Engineering
                                                                               Manager
                  -------------------------------------------------------------------------------------------
                  96 HOURS                                 President/CEO       Technical       Customer
                                                                               Support         Engineering
                                                                               Director        Manager
                  -------------------------------------------------------------------------------------------

                  Note: Priority 1 problem escalation times are measured in calendar hours 24 hours per day, 7 days per week. Priority 2, 3, and 4 escalation times correspond with Standard Business Hours.

The Cisco Manager to which the problem is escalated will take ownership of the problem and provide the Service Provider with updates. Cisco recommends that Service Provider-initiated escalation begin at the Technical Manager level and proceed upward using the escalation guideline shown above for reference. This will allow those most closely associated with the support resources to correct any service problems quickly. ACCESSING TAC:

North America, South America:               +1-800-553-2447
                                            +1-408-526-7209

Europe, Middle East, Africa:                +32-2-704-5555
                                            +32-2-778-4317

Asia Pacific:                               +1-800-805-227
                                            +61-2-935-4107

                                   APPENDIX C

                               EQUIPMENT SCHEUDLE

--------------------------------------------------------------------------------
PRODUCT SITE / SERVICE LEVEL: The information below is needed when an optional service level is requested. For each Service Level indicated below, Cisco will issue a Contract Number.
--------------------------------------------------------------------------------


                                                                          (Cisco will supply)
  SERVICE LEVEL                           CONTRACT #                      PRODUCT SERIAL NUMBERS         SITE ADDRESS
---------------------------------------------------------------------------------------------------------------------------
 SERVICE LEVEL #1                         Contract # ____________                                       Not Applicable
 ----------------
 Hardware Return for Replace
---------------------------------------------------------------------------------------------------------------------------
 SERVICE LEVEL #2                         Contract # ____________                                       Not Applicable
 ----------------
 Advance Replacement SDS/NBD
---------------------------------------------------------------------------------------------------------------------------
 SERVICE LEVEL #3*                        Contract # ____________                                       Required
 ----------------
 Advance Replacement 8x5x4
---------------------------------------------------------------------------------------------------------------------------
 SERVICE LEVEL #4*                        Contract # ____________                                       Required
 ----------------
 Advance Replacement 24x7x4
---------------------------------------------------------------------------------------------------------------------------
 SERVICE LEVEL #5*                        Contract # ____________                                       Required
 ----------------
 Onsite Level 1 (8x5xNBD)
---------------------------------------------------------------------------------------------------------------------------
 SERVICE LEVEL #6*                        Contract # ____________                                       Required
 ----------------
 Onsite Level 2 (8x5x4)
---------------------------------------------------------------------------------------------------------------------------
 SERVICE LEVEL #7*                        Contract # ____________                                       Required
 ----------------
 Onsite Level 3 (24x7x4)
---------------------------------------------------------------------------------------------------------------------------
 NSA OPTION                               Contract # ____________                                       Not Applicable
 ----------
 NSA Designated Account Team
---------------------------------------------------------------------------------------------------------------------------
 SOFTWARE APPLICATION SERVICE OPTION      Contract # ____________                                       Not Applicable
 -----------------------------------
 Software Application Service
---------------------------------------------------------------------------------------------------------------------------
 CPE OPTION                               Contract #                                                    Required
 ----------
 CPE Support
---------------------------------------------------------------------------------------------------------------------------
 SP TAC OPTION                            Contract #                                                    Required
 -------------
 SP TAC / Named Account
---------------------------------------------------------------------------------------------------------------------------
 SLA OPTION                               Contract #                                                    Required
 ----------
 Response & Restoration
---------------------------------------------------------------------------------------------------------------------------
 PS OPTION                                Contract #                                                    Not Applicable
 ---------
 Professional Services
---------------------------------------------------------------------------------------------------------------------------

       * MUST NOTIFY WITHIN THIRTY (30) DAYS OF MOVES AND/OR CHANGES.

                                    EXHIBIT S

                           SOFTWARE LICENSE AGREEMENT

PART (i)

PLEASE READ THIS SOFTWARE LICENSE AGREEMENT CAREFULLY BEFORE DOWNLOADING, INSTALLING OR USING CISCO OR CISCO-SUPPLIED SOFTWARE.

BY DOWNLOADING OR INSTALLING THE SOFTWARE, OR USING THE EQUIPMENT THAT CONTAINS THIS SOFTWARE, YOU ARE CONSENTING TO BE BOUND BY THIS AGREEMENT. IF YOU DO NOT AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, DO NOT DOWNLOAD, INSTALL OR USE THE SOFTWARE. YOU MAY RETURN THE SOFTWARE FOR A FULL REFUND. IF THE SOFTWARE IS SUPPLIED AS PART OF ANOTHER PRODUCT, YOU MAY RETURN THE ENTIRE PRODUCT FOR A FULL REFUND. YOUR RIGHT TO RETURN AND REFUND EXPIRES 30 DAYS AFTER PURCHASE FROM CISCO OR AN AUTHORIZED CISCO RESELLER. THE RIGHT TO RETURN AND REFUND EXTENDS ONLY TO THE ORIGINAL PURCHASER.

THE FOLLOWING TERMS GOVERN YOUR USE OF THE SOFTWARE EXCEPT TO THE EXTENT A PARTICULAR PROGRAM (a) IS THE SUBJECT OF A SEPARATE WRITTEN AGREEMENT WITH CISCO OR (b) INCLUDES A SEPARATE "CLICK-ON" LICENSE AGREEMENT AS PART OF THE INSTALLATION PROCESS.

SINGLE USER LICENSE. Subject to the terms and conditions of this Agreement, Cisco Systems, Inc. ("Cisco") and its suppliers grant to Customer ("Customer") a nonexclusive and nontransferable license to use the specific Cisco program modules, feature set(s) or feature(s) for which Customer has paid the required license fees (the "Software"), in object code form only solely as embedded in Cisco equipment, on a single hardware chassis, or on a single central processing unit, as applicable, owned or leased by Customer.

Customer may make and use in accordance with the foregoing up to the number of copies of the Software specified on the master copy of such Software provided by Cisco, or for which Customer has received a product authorization key ("PAK"), provided Customer has paid Cisco the required license fee for such master copy or PAK.

MULTI-USER LICENSE. If Customer has purchased a multi-user license from Cisco, then, subject to the terms and conditions of this Agreement, Cisco and its suppliers grant to Customer a nonexclusive and nontransferable license to use the Software, in object code form only, in ONLY ONE of the following manners:

installed in a single location on a hard disk or other storage device of up to the number of Customer's computers or simultaneous users authorized under such license and for which Customer has paid Cisco the required license fee ("Permitted Number of Computers" or "Permitted Number of Users", as applicable); or

provided the Software is configured for network use, installed on a single file server for use on a single local area network for either (but not both) of the following purposes: (a) permanent installation onto a hard disk or other storage device of up to the Permitted Number of Computers or Permitted Number of Users, as applicable; or (b) use of the Software over such network, provided the number of computers or users connected to the server does not exceed the Permitted Number of Computers or Permitted Number of Users, as applicable.

NOTE: For evaluation or beta copies for which Cisco does not charge a license fee, the above requirement to pay a license fee does not apply.

LIMITATIONS. Except as otherwise expressly provided under this Agreement, Customer shall have no right, and Customer specifically agrees not to:

(i) transfer or sublicense its license rights to any other person, or use the Software on unauthorized or secondhand Cisco equipment;

(ii) make error corrections to or otherwise modify or adapt the Software nor create derivative works based upon the Software, or to permit third parties to do the same; or

(iii) copy, in whole or in part, decompile, decrypt, reverse engineer, disassemble or otherwise reduce the Software to human-readable form.

To the extent required by law, at Customer's request, Cisco shall provide Customer with the interface information needed to achieve interoperability between the Software and another independently created program, on payment of Cisco's applicable fee. Customer shall observe strict obligations of confidentiality with respect to such information.

UPGRADES AND ADDITIONAL COPIES. For purposes of this Agreement, "Software" shall include (and the terms and conditions of this Agreement shall apply to) any upgrades, updates, bug fixes or modified versions (collectively, "Upgrades") or backup copies of the Software licensed or provided to Customer by Cisco or an authorized distributor for which Customer has paid the applicable license fees. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT: (1) CUSTOMER HAS NO LICENSE OR RIGHT TO USE ANY SUCH ADDITIONAL COPIES OR UPGRADES UNLESS CUSTOMER, AT THE TIME OF ACQUIRING SUCH COPY OR UPGRADE, ALREADY HOLDS A VALID LICENSE TO THE ORIGINAL SOFTWARE; (2) USE OF UPGRADES IS LIMITED TO CISCO EQUIPMENT FOR WHICH CUSTOMER IS THE ORIGINAL END USER PURCHASER OR LESSEE OR WHO OTHERWISE HOLDS A VALID LICENSE TO USE THE SOFTWARE WHICH IS BEING UPGRADED; AND (3) USE OF ADDITIONAL COPIES IS LIMITED TO BACKUP PURPOSES ONLY.

PROPRIETARY NOTICES. Customer agrees to maintain and reproduce all copyright and other proprietary notices on all copies, in any form, of the Software in the same form and manner that such copyright and other proprietary notices are included on the Software. Except as expressly authorized in this Agreement, Customer shall not make any copies or duplicates or any Software without the prior written permission of Cisco. Customer may make such backup copies of the Software as may be necessary for Customer's lawful use, provided Customer affixes to such copies all copyright, confidentiality, and proprietary notices that appear on the original.

PROTECTION OF INFORMATION. Customer agrees that aspects of the Software and associated documentation, including the specific design and structure of individual programs, constitute trade secrets and/or copyrighted material of Cisco. Customer shall not disclose, provide, or otherwise make available such trade secrets or copyrighted material in any form to any third party without the prior written consent of Cisco. Customer shall implement reasonable security measures to protect such trade secrets and copyrighted material. Title to Software and documentation shall remain solely with Cisco.

RESTRICTED RIGHTS. Cisco's commercial software and commercial computer software documentation is provided to United States Government agencies in accordance with the terms of this Agreement, and per subparagraph "(c)" of the "Commercial Computer Software - Restricted Rights" clause at FAR 52.227-19 (June 1987). For DOD agencies, the restrictions set forth in the "Technical Data-Commercial Items" clause at DFARS 252.227-7015 (Nov 1995) shall also apply.

TERM AND TERMINATION. This Agreement is effective until terminated. Customer may terminate this Agreement at any time by destroying all copies of Software including any Documentation. Customer's license rights under this Agreement will terminate immediately without notice from Cisco if Customer fails to comply with any provision of this Agreement. Upon termination, Customer must destroy all copies of Software in its possession or control.

PART (ii)

LIMITED WARRANTY. If Customer obtained the Software directly from Cisco, then Cisco warrants that for a period of ninety (90) days from the date of shipment from Cisco: (i) the media on which the Software is furnished will be free of defects in materials and workmanship under normal use; and (ii) the Software will substantially conform to its published specifications. This limited warranty extends only to Customer as the original licensee. Customer's sole and exclusive remedy and the entire liability of Cisco and its suppliers under this limited warranty will be, at Cisco or its service center's option, repair, replacement, or refund of the Software if reported (or, upon request, returned) to Cisco or its designee. Except as expressly granted in this Agreement, the Software is provided AS IS. Cisco does not warrant that the Software is error free or that Customer will be able to operate the Software without problems or interruptions.

This warranty does not apply if the Software (a) is licensed for beta, evaluation, testing or demonstration purposes for which Cisco does not receive a license fee, (b) has been altered, except by Cisco, (c) has not been installed, operated, repaired, or maintained in accordance with instructions supplied by Cisco, (d) has been subjected to abnormal physical or electrical stress, misuse, negligence, or accident, or (e) is used in ultrahazardous activities.

If Customer obtained the Software from a Cisco distributor, the terms of any warranty shall be as provided by such distributor, and Cisco provides Customer no warranty with respect to such Software. DISCLAIMER. EXCEPT AS SPECIFIED IN THIS WARRANTY, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, SATISFACTORY QUALITY OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW.

IN NO EVENT WILL CISCO OR ITS SUPPLIERS BE LIABLE FOR ANY LOST REVENUE, PROFIT, OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE EVEN IF CISCO OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall Cisco's or its suppliers' liability to Customer, whether in contract, tort (including negligence), or otherwise, exceed the price paid by Customer. The foregoing limitations shall apply even if the above-stated warranty fails of its essential purpose. BECAUSE SOME STATES OR JURISDICTIONS DO NOT ALLOW LIMITATION OR EXCLUSION OF CONSEQUENTIAL OR INCIDENTAL DAMAGES, THE ABOVE LIMITATION MAY NOT APPLY TO YOU.

CUSTOMER RECORDS. Customer grants to Cisco and its independent accountants the right to examine Customer's books, records and accounts during Customer's normal business hours to verify compliance with this Agreement. In the event such audit discloses non-compliance with this Agreement , Customer shall promptly pay to Cisco the appropriate licensee fees.

EXPORT. Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Customer agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain licenses to export, re-export, or import Software.

GENERAL. This Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America, as if performed wholly within the state and without giving effect to the principles of conflict of law. If any portion hereof is found to be void or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. This Agreement constitutes the entire agreement between the parties with respect to the use of the Software.

                                    EXHIBIT T

                                  INITIAL ORDER


        [Initial order form for equipment (by individual parts number)
                        for nine initial equipment sites.]

                                    EXHIBIT U

                 TERMS AND CONDITIONS FOR THE CERENT 454 PRODUCT

1.0      SCOPE
         This Exhibit sets forth the terms and conditions for the purchase of Hardware and license of Software by Service Provider of the Cerent 454 Product ("Cerent Product") for Service Provider's internal business use only. Service Provider shall have no right to resell the Cerent Product. The terms and conditions of Cisco's Service Provider Agreement ("Agreement") shall apply to Service Provider's purchase of the Cerent Product to the extent such terms do not conflict with the terms and conditions stated herein, in which event the terms of this Exhibit shall take precedence. This Exhibit shall not apply to Service Provider's purchase of any other Cisco Products.

2.0      LIMITED WARRANTY
         For Service Provider's purchase of the Cerent Product, Section 10 of the Agreement shall be replaced by the following:

         2.1 HARDWARE. Cisco warrants that for three years after shipment it shall repair or replace, at Cisco's sole option, any Cerent Product hardware manufactured by Cisco that shall prove, as determined by Cisco after examination, to be defective in materials or manufacture under normal intended usage, operation and maintenance during such period. This warranty shall not cover any consumable components, items not manufactured by Cisco, or the cost of labor by Service Provider's own employees, agents or contractors in identifying, removing or replacing any defective part or any Cerent Product. Returned replaced parts and Cerent Products shall become the property of Cisco. Cisco provides the same warranty as described in the first sentence of this Section for repaired or replacement parts and Cerent Products except that the period of coverage shall be the remaining time of the original warranty period for the part or Cerent Product replaced or repaired. This limited warranty extends only to Service Provider as original purchaser.

         2.2 SOFTWARE. Cisco warrants that for one year after shipment, it will take all commercially reasonable steps to modify or replace any software shipped with any Cerent Product ("Software") that fails, when properly installed, to conform substantially and in all material respects to the Specifications set forth in the Cerent 454 User Manual. Except for the foregoing, the Software is provided AS IS. Cisco does not warrant that the Software will meet Service Provider's requirements or that operation of the Software will be uninterrupted or error free. This limited warranty extends only to Service Provider as original licensee.

         2.3 Before returning any Cerent Product, Service Provider shall telephone the Cerent Technical Assistance Center (the "TAC") at 1-877-3CERENT for a Return Material Authorization ("RMA") number to trace the Cerent Product. Service Provider must clearly indicate the RMA number on every communication, including the outside of all return packages, with respect to returned Cerent Products. Cisco shall return repaired Cerent Products, or provide replacement Cerent Products, within fifteen (15) business days of receiving defective Cerent Products, unless Service Provider requests expedited service as described in Section 3.1(e) below. Service Provider shall be responsible for shipping Cerent Products back to Cisco, and Cisco shall be responsible for shipping repaired or replacement Cerent Products to Service Provider.

         2.4 RESTRICTIONS. The warranties set forth above do not apply if the Cerent Product (a) has been altered, except by authorized Cisco personnel, unless such alteration has been approved or authorized by Cisco, (b) has not been installed, operated, repaired, or maintained in accordance with instructions supplied by Cisco, (c) has been subjected to abnormal physical or electrical stress, misuse, negligence, or accident, or (d) is used in ultrahazardous activities. Cisco reserves the sole right to determine compliance under the terms of this warranty. The foregoing warranty shall not apply to any Cerent Product or Software (a) which Cisco and Service Provider mutually agree will be marked or identified as "sample", (b) loaned or provided to Service Provider at no cost, or (c) which is sold "as is". Service Provider shall pay Cisco [*] for any Cerent Product that is returned for repair and which is not defective in any manner.

         2.5 SERVICE PROVIDER'S SOLE AND EXCLUSIVE REMEDY AND THE ENTIRE LIABILITY OF CISCO AND ITS SUPPLIERS UNDER THIS LIMITED WARRANTY SHALL BE AS SET FORTH IN THIS SECTION 2.

          2.6 DISCLAIMER OF WARRANTY. EXCEPT AS SPECIFIED IN THIS SECTION 2, ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, AGAINST INFRINGEMENT OR ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE, ARE HEREBY EXCLUDED TO THE EXTENT ALLOWED BY APPLICABLE LAW. THIS DISCLAIMER AND EXCLUSION SHALL APPLY EVEN IF THE EXPRESS WARRANTY SET FORTH ABOVE IN THIS SECTION FAILS OF ITS ESSENTIAL PURPOSE.

3.0      SERVICES
         Services for the Cerent Product shall be available to Service Provider subject to the terms set forth below, which, for the Cerent Products, shall replace Exhibit C of the Agreement:

         3.1      SERVICES FOR CERENT PRODUCTS UNDER WARRANTY
                  a. While under warranty, Service Provider shall receive twenty four (24) hour, seven (7) day a week technical assistance for the Cerent Product at no charge through Cerent's Technical Assistance Center ("TAC"). The toll-free phone number is 1-877-3Cerent. Equipment failures should be reported to the TAC during normal business hours, 8:00 a.m. to 7:00 p.m. (Central Standard Time), except for an emergency equipment failure, which should be reported immediately to the TAC. All calls to TAC receive immediate and direct attention. When a call is received, the attendant shall determine the severity and type of problem. The Service Provider's call shall be assigned and managed by a technical support engineer for attention and resolution.

                  b. For urgent technical problems, during normal business hours, 8:00 a.m. to 7:00 p.m. (Central Standard
                           Time), a qualified technician shall be available for immediate contact. Outside of normal business hours, an attendant shall ensure a qualified technician responds to Service Provider within one (1) hour.

                  c. For non-urgent technical problems, a qualified technician shall respond to a Service Provider call within thirty (30) minutes during normal business hours. Outside of normal business hours, a qualified technician shall respond within one (1) hour of the next business day.

                  d. For severe problems that have not been resolved within eight (8) hours, Cisco shall provide an on-site technician within twenty four (24) hours.

[*] Indicates confidential treatment requested.

                  e. For Cerent Products under warranty, there is no charge for repair and return in accordance with the standard turn-around time. Cisco will seek to repair failed Cerent Product and ship the repaired Cerent Product to Service Provider within fifteen (15) business days of receipt. The following expedited service options are available:

                           1. EMERGENCY PRIORITY. Service Provider may request that a field replacement unit be shipped in advance of receipt of the failed/defective unit. A replacement unit will ship the same day to arrive the next business day provided both the call and Cisco's diagnosis and determination of the failed Hardware has been made before 3:00 p.m., local time, Monday through Friday (excluding Cisco-observed holidays). For requests after 3:00 p.m., local time, the Advance Replacement will ship the next business day. Advance Replacements will be shipped using Cisco's preferred carrier, freight prepaid by Cisco, excluding import duties, taxes and fees, where applicable. This service is subject to a [*] fee per unit shipped to Service Provider.


                           2. CUSTOMER REQUESTED PRIORITY. Service Provider may request that failed equipment be repaired and returned within three (3) business days from receipt by Cisco thereof. This additional service shall be subject to an additional fee of [*] per unit. Service Provider shall return failed equipment, if sent a replacement Cerent Product, within thirty (30) business days.

         3.2      ADDITIONAL TECHNICAL SUPPORT SERVICES NOT COVERED UNDER
                  WARRANTY
                  a. Service Provider may purchase extended warranty coverage in accordance with the then-current Extended Warranty Policy offered for Cerent Product.

                  b. For calls to TAC not covered under warranty, Services Provider shall be charged a fee of [*] per hour.

                  c. For repair and return of Cerent Product not covered under warranty, Service Provider shall pay [*] of the purchase price of a new part plus any other applicable fees. Repaired Cerent Product shall have a ninety (90) day warranty. Service Provider may be required to provide written information regarding the Cerent Product. All charges for shipping shall be the responsibility of Service Provider.

                  d. Service Provider may request on-site field support for a fee of [*] dollars per day per technician plus reasonable, out of pocket travel and living expenses.

         3.3      TRAINING
                  a. Service Provider may purchase training classes that range from one (1) to two (2) days for a fee of [*] dollars per day.

                  b. Classes shall address: (i) operations and maintenance; and (ii) planning and applications.

                  c. Classes shall be offered at Cisco's Petaluma site or on-site subject to a [*] fee and travel expenses.

                  d.       Classes are provided for groups of four (4) to ten
                           (10). Additional individuals may attend for a fee of [*] per person per day.

         3.4      INSTALLATION SERVICES

[*] Indicates confidential treatment requested.

                  a. Service Provider may purchase turn-up and testing services for a fee of [*] per day plus reasonable out of pocket travel expenses and a [*] percent administrative fee.

                  b. Service Provider may request field engineers to supervise its own installation crews for a fee of [*] per day plus reasonable out of pocket travel expenses.

                  c. For turn-key installations, Service Provider may request a firm fixed price proposal.

         3.5      SOFTWARE UPGRADE SERVICES
                  a. A software release contains the core software load and also may include optional feature packages.

                  b. The nominal charge for an upgrade of the core software load is [*] dollars per network element. For example, five (5) network elements may be upgraded for a total cost of [*] dollars.

                  c. A core software load may be purchased once and downloaded into all of the Cerent 454 systems owned by Service Provider.

                  d. When Service Provider purchases a software upgrade, TAC support is available at no charge during Service Provider's upgrade process.

                  e. Optional feature packages may be introduced that provide for additional features. Service Provider may elect to purchase and deploy these optional features at its discretion. Optional feature packages will be priced individually on a per Cerent 454 network element basis.

                  f. Service Provider is encouraged to upgrade with each incremental release to stay within one release of the current Cerent 454 core software load. For an upgrade of a Cerent 454 terminal that is not within one release of the current Cerent 454 core software load, Service Provider shall pay for the cost of all upgrades subsequent to the release which is currently on such terminal, as well as the current upgrade. For example, upgrading a network element from Release 1 to Release 4 will cost [*] per network element, while upgrading a network element from Release 3 to Release 4 will cost only [*].

                  g. Service Provider may order software upgrade service to assist in keeping its network current with system software. Upon acceptance of such order, Cisco will upgrade Service Provider's network with the current Cerent 454 system software during a mutually agreed to schedule. The fee for this service is [*] dollars per Cerent 454 network element, plus reasonable out of pocket travel and living expenses for a qualified technician. This service fee is in addition to the applicable software upgrade charges identified above in subsections 3.5(b), (e), and (f). To purchase this service, Service Provider also contemporaneously must order an upgrade of the core software load. Cisco personnel will verify system operation and hardware and software compatibility as part of this service.

                  h. Software license. Service Provider acknowledges that it may receive Software as a result of services provided under this Exhibit. Service Provider agrees that it is licensed to use such Software only on Hardware covered under this Exhibit and subject to the terms and conditions of the Software license granted with the original Cerent Product. Customer shall not: (i) copy, in whole or in part, Software or documentation; (ii) modify the

[*] Indicates confidential treatment requested.

                           Software, reverse compile or reverse assemble all or any portion of the Software; or (iii) rent, lease, distribute, sell, or create derivative works of the Software.

                               AMENDMENT NO. 1

This Amendment No. 1 (the "Amendment") to the Service Provider Agreement dated the 15th day of March, 2000 (the "Agreement") by and between Cisco Systems, Inc. ("Cisco"), a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California 95134, and Cogent Communications, Inc. ("Service Provider"), a Delaware corporation having its principal place of business at 1015 31st Street NW, Washington DC 20007, is entered into as of the 1st day of June, 2000 (the "Effective Date").

WHEREAS Cisco and Service Provider entered in the Agreement for the supply of certain products; and,

WHEREAS the parties have negotiated an arrangement related to the supply of alternate products; and

WHEREAS the parties wish to amend the Agreement,

NOW THEREFORE the parties agree as follows:

1.  DEFINITIONS

1.1 All capitalized terms shall have the meaning ascribed in the Agreement.

2.  AMENDMENTS

2.1 The Agreement is amended as follows:

    2.1.1 Page 1 by inserting in numeric sequence

                 8. EXHIBIT V: OCO192 Uni-Directional Network;

    2.1.2 Section 2.4.2 by deleting "Year 1 following the Effective Date [*]; Year 2 following the Effective Date [*]; Year 3 following the Effective Date [*]; and, Year 4 following the Effective Date [*]" and replacing with "Year 1 following the Effective Date [*]; Year 2 following the Effective Date [*]; Year 3 following the Effective Date [*]; Year 4 following the Effective Date [*]; and Year 5 following the Effective Date [*]";

    2.1.3 Section 14.1 by deleting "four (4)" and replacing with "five (5)";
          and,

    2.1.4 Attachment 1 to this Amendment is inserted into the Agreement as
          Exhibit V, Additional Commitments.

3.  ALL OTHER TERMS AND CONDITIONS

3.1 All other terms and conditions shall remain of the Agreement shall remain unchanged and in full force and effect.

[*] Indicates confidential treatment requested.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed. Each party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.

COGENT COMMUNICATIONS, INC.                       CISCO SYSTEMS, INC. ("CISCO")
("SERVICE PROVIDER")

/s/ DAVE SCHAEFFER                                /s/ RICK TIMMINS
---------------------------                       -----------------------------
Authorized Signature                              Authorized Signature

DAVE SCHAEFFER                                    RICK TIMMINS
---------------------------                       -----------------------------
Name                                              Name   VP WW Sales Finance

       6-29-2000                                              Jul 05 2000
---------------------------                       -----------------------------
Date                                              Date

                                ATTACHMENT 1

                                  EXHIBIT V

                    OCO192 10x10 UNI-DIRECTIONAL NETWORK

1. The Agreement sets out products for a 6x6 channel nationwide OC-192 bi-directional network over 4 years. This Exhibit, in the alternative to the Agreement, sets out products for a nationwide OCO192 10 x 10 uni-directional network over five years. Service Provider accepts the alternative product solution subject to the terms set out in the Amendment and this Exhibit.

2. Based on the data supplied by Customer to Cisco to date, the estimated cost for 10 channels is [*]. The price for Channel 1 is [*]. The price for Channels 2-10 is [*] per channel and will be purchased by Service Provider at a rate of one channel every [*] [*] commencing November 1, 2000.

3.  Cisco shall make the following payments to Service Provider:

           One business day following the
           execution of the Agreement                 $[***]
           December 15, 2000                          $[***]
           June 15, 2001                              $[***]
           December 15, 2001                          $[***]

    The obligation to make such payments shall be made by Cisco on or prior to the applicable date without deduction or setoff for any reason whatsoever.

4. All payments made by Cisco to Service Provider are for the purpose of Service Provider acquiring a second strand of fiber from Service Provider's fiber provider.

5. The parties acknowledge that the payments set forth in this Exhibit are in full payment of all the liquidated damages credits anticipated in
    Section 6.3 of the Agreement.

6.  In the event the Agreement is terminated by Cisco (i) pursuant to Section
    14.2 of the Agreement where such competitor was a competitor of Cisco at the date of this Amendment; or (ii) pursuant to Section 14.3 or 14.4 of the Agreement, Service Provider shall be obligated to repay Cisco the amounts paid to Service Provider pursuant to Section 3 of this Exhibit. Notwithstanding the foregoing, in the event the Service Provider has made the aggregate purchases contemplated in Section 2.4.1 of the Agreement, notwithstanding such termination, Service Provider shall have no obligation to make any repayments as set forth herein.

[*] Indicates confidential treatment requested.

                                 AMENDMENT NO. 3


This Amendment No. 3 ("Amendment 3") to the Service Provider Agreement dated the 15th day of March, 2000, and its Amendment No. 1 dated June 1, 2000, (collectively the "Agreement") by and between Cisco Systems, Inc. ("Cisco"), a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, California 95134, and Cogent Communications, Inc. ("Service Provider"), a Delaware corporation having its principal place of business at 1015 31st Street NW Washington, DC 20007, is entered as of the last date written below (the "Effective Date").

WHEREAS Cisco and Service Provider entered into the Agreement and Amendment No. 1 thereto for the supply of certain products; and

WHEREAS Cisco proposed to Service Provider Amendment #2 as of January 19, 2001, but which Amendment #2 did not become effective; and

WHEREAS the parties have negotiated an alternative arrangement related to the supply of such certain products as set forth below; and

WHEREAS, the parties wish to amend the Agreement.

NOW THEREFORE, the parties agree as follows:

1. The Agreement and Amendment No. 1 set out products for a nationwide OC192 10 x 10 uni-directional network over five years wherein Service Provider shall purchase 10 channels for an approximate net purchase price of [*] Million. The price for Channel 1 was [*]. The price for Channels
     2-10 is [*] per channel with Service Provider's obligation to purchase one channel every six months commencing upon November 1, 2000. Service Provider has currently purchased only Channel 1.

2. Service Provider agrees to receive shipment of the next seven (7) channels on or about April 1, 2001 and agrees to pay the fee of [*] per channel as follows:

     a. Service Provider agrees to pay the net purchase price of [*] for Channels 2 and 3 on or before July 15, 2001.

     b. Service Provider agrees to pay the net purchase price of [*] for Channels 4 and 5 on or before October 15, 2001.

     c. Service Provider agrees to pay the net purchase price of [*] for each of Channels 6, 7 and 8. Cisco shall not invoice Service Provider for the aforementioned purchase price of each of Channels 6, 7, and 8 until, with respect to each channel, the earlier of the following two events occurs: (i) a router or other network element running at OC-192 is connected to a Cisco 15800 and the 15800 is carrying revenue producing traffic across any cross-section of the respective channel, or (ii) April 30, 2003 (for channel 6), October 31, 2003 (for channel 7), and April 30, 2004 (for channel 8). Service Provider shall be obligated to pay the net purchase price for each channel once either one of the foregoing events occurs with respect to a particular channel. Service Provider shall provide Cisco 30 days written notice prior to connection of such a router or other network element to a channel, and failure to provide such notice shall be considered a material breach of the Agreement. Service Provider shall permit Cisco reasonable access, upon request, to Service Provider's facilities in order to ascertain whether any of channels 6 through 8 is carrying revenue producing traffic. Title to the components of each channel shall not transfer to Service Provider until the net purchase price for that particular channel has been paid in full. Risk of loss shall pass from Cisco to Service

[*] Indicates confidential treatment requested.

Provider upon delivery of each channel to a common carrier at Cisco's designated shipping location.

     d. The term "channel" as used herein shall consist of a Cisco ONS 15800 Wavelength Conversion Module (WCM) (or a reasonably equivalent successor thereto), a Line Extension Module (LEM), and a Receiver Module (RXT).

     e. All of the aforementioned net purchase prices are exclusive of any taxes, fees and duties or other amounts, however designated, and including without limitation, value added and withholding taxes which are levied or based upon such charges, or upon the Agreement.

3. PRICING FOR CHANNELS 11-32. Cisco agrees to offer to Service Provider channels 11-32 on the OC-192 backbone at a net purchase price of $6,100,000 per channel provided that this offer shall not survive the expiration or earlier termination of the Agreement.

4. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS THEREOF, the parties have caused this Amendment 3 to be duly executed. Each Party warrants and represents that its respective signatories whose signature appear below have been and are on the date of signature duly authorized to execute this Amendment 3.

COGENT COMMUNICATIONS, INC.                        CISCO SYSTEMS, INC.
("Service Provider")                               ("Cisco")

Signature /s/ David Schaeffer                      Signature /s/ Cory Ellsworth

Name David Schaeffer                               Name Cory Ellsworth

Title/Date  Chief Executive Officer                Title/Date Group Controller
            March 1, 2001                                     March 1, 2001



                                       2